                       REVOLVING CREDIT LOAN AGREEMENT



                            -----------------------

                            PREIT ASSOCIATES, L.P.

                                   Borrower

                            -----------------------



                             CORESTATES BANK, N.A.

                                     Agent



                             CORESTATES BANK, N.A.

                            FIRSTRUST SAVINGS BANK

                               FLEET BANK, N.A.

                        PNC BANK, NATIONAL ASSOCIATION

                                  SUMMIT BANK

                                    Lenders



                                 $150,000,000

                      Unsecured Revolving Credit Facility



                              September 30, 1997

                        REVOLVING CREDIT LOAN AGREEMENT



                  AGREEMENT, made this 30th day of September, 1997, by and among PREIT ASSOCIATES, L.P., a Delaware limited partnership ("Borrower"), and CORESTATES BANK, N.A., a national banking association ("Agent") in its individual capacity as a Lender and as Agent for itself and for Firstrust Savings Bank, Fleet Bank, N.A., PNC Bank, National Association and Summit Bank (individually, including Agent, referred to as a "Lender" and collectively referred to as "Lenders").



                                  BACKGROUND



                  A. Borrower is a limited partnership engaged in investment in "real estate assets," as defined in Section 856 of the Code (the "Business"). Borrower desires to establish a committed maximum $150,000,000 credit facility (the "Facility"). The term of the Facility shall be 24 months, such term subject to renewal as provided in this Agreement, (i) to finance the acquisition, expansion and renovation of real estate assets wholly-owned by Borrower and the acquisition of The Rubin Organization, Inc., a Pennsylvania corporation, and certain of its assets, (ii) to refinance existing indebtedness, (iii) for its working capital purposes (including without limitation for investments in and loans to Ventures), and (iv) to fulfill Borrower's obligations to Ventures to obtain Venture Loans. Lenders have agreed to extend the Facility to Borrower, subject to the terms and conditions hereinafter more particularly set forth.

                  B. Subject to the terms and conditions hereinafter set forth, Loans will be funded by all Lenders in accordance with each Lender's respective Pro Rata Share.

                  C. Agent is both Agent and a Lender hereunder.

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants set forth herein, the parties hereto, intending to be legally bound, agree as follows:

                 1. DEFINITIONS, CERTAIN RULES OF CONSTRUCTION

                           1.1 Defined Terms.

                                    Each of the terms  listed  below shall have
the meaning herein ascribed to it for the purposes hereof and for each of the Loan Documents:

                           "Actual Debt Service" means all interest and
principal required to have been paid on Consolidated Liabilities for any period, excluding any final payment of principal which exceeds the periodic payments of principal on such debt.

                           "Adjusted LIBOR" means, for the applicable Interest
Period, (a) the rate (rounded upwards, if necessary, to the next one-hundredth (1/100) of one percent) for deposits in Dollars which appears on the Telerate Page 3750 as of 11:00 A.M., London time on the day that is two London Business Days preceding the first day of such Interest Period in an amount and for a period comparable to the principal amount requested to be lent as, maintained as, or converted to an Adjusted LIBOR Loan and the applicable Interest Period and in like funds, divided by (b) a number equal to one (1.0) minus the LIBOR Reserve Percentage. Adjusted LIBOR shall be adjusted automatically on the effective date of any change in the LIBOR Reserve Percentage, as of such effective date.

                           "Adjusted LIBOR Borrowings" and "Adjusted LIBOR
Loans" mean Advances bearing interest at a rate determined with reference to the Adjusted LIBOR.

                           "Adjusted Tangible Net Worth" means, at any time,
the sum of (i) Borrower's partners' equity, (ii) Borrower's cumulative retained earnings, and (iii) Borrower's, and Borrower's Percentage Interest in any Venture's, accumulated depreciation and amortization, less (iv) all intangible assets carried on the books of Borrower.

                           "Advance" means the cash which Lenders advance to
Borrower or a Venture Borrower under the Facility (including draws under Letters of Credit) all subject to and in accordance with the provisions of Article 2 hereof.

                           "Affiliate" means and refers to, as applied to any
Person, any other Person directly or indirectly controlling, or through one or more Persons is controlled by, controlling or in common control with that Person. "Control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and/or policies of that Person, whether through the ownership of voting securities, by contract, or otherwise.

                           "Agent" means CoreStates Bank, N.A., a national
banking association, with its main office at the Northeast corner of Broad and Chestnut Streets, Philadelphia, Pennsylvania 19101, or its successor designated pursuant to Section 9.2.8 hereof.

                           "Agreement" means this Revolving Credit Loan
Agreement, and all schedules, exhibits, riders, extensions, supplements, amendments, or modifications to this Revolving Credit Agreement.

                                     (2)

                           "Applicable Margin" means, at any time, the amount
per annum determined in accordance with the following schedule, calculated on the basis of the most recently delivered Covenant Compliance Certificate:

         Borrower's Leverage Ratio                            Applicable Margin
         -------------------------                            -----------------
Greater than 50% and less than or equal to 65%                      1.70%

Greater than 40% and less than or equal to 50%                      1.40%

Greater than 30% and less than or equal to 40%                      1.20%

Less than or equal to 30%                                           1.10%

                           "Authorized Signer" means any of the Persons listed
on the certificate to be delivered to Agent at Closing in accordance with
Section 4.1.8 hereof or any replacement certificate with respect thereto subsequently delivered to Agent.

                           "Bankruptcy Code" means Title 11 of the United
States Code as now or hereafter in effect, or any successor statute.

                           "Base Rate" shall mean, for any day, a rate per
annum equal to the greater of (a) the Prime Rate in effect on such day, or (b) the Federal Funds Effective Rate in effect on such day plus 1/2%. If for any reason Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of Agent to obtain sufficient quotations in accordance with the terms thereof, the Base Rate shall be determined without regard to clause (b) of the preceding sentence, until the circumstances giving rise to such inability no longer exist.

                           "Base Rate Borrowing" and "Base Rate Loans" mean
Advances bearing interest at a rate with reference to the Base Rate.

                           "Borrower" means PREIT Associates, L.P., a Delaware
limited partnership.

                           "Business" shall have the meaning set forth in the
Background to this Agreement.

                           "Business Day" means any week day except those on
which commercial banks in
Philadelphia are authorized by law to close.

                           "Calendar Quarter" means the three month period
ending on the last day of March, June, September and December of each year.

                                     (3)

                           "Capital Lease" means any lease of any property
(real, personal or mixed) which, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of the lessee.

                           "Cash" means money, currency or a credit balance in
a Deposit Account.

                           "Closing" and "Closing Date" mean the day on which
all of the conditions set forth in Section 4.1 hereof have been satisfied.

                           "Code" means the Internal Revenue Code of 1986, as
amended, from time to time, and any successor code or statute.

                           "Commitment Amount" means the aggregate amount of
Lenders' commitments to lend under the Facility, which amount is $150,000,000 on the Closing Date, or such lesser amount as Borrower shall have determined pursuant to Section 2.2.8.3 hereof.

                           "Company-Prepared Financial Statements" means with
respect to Borrower and the General Partner, as appropriate, an income and expense statement and balance sheet with respect to the operations and financial condition of Borrower or the General Partner, which include each of Borrower's and the General Partner's subsidiaries and Borrower's Percentage Interest in all Ventures during and as of the last day of each Calendar Quarter, prepared and certified as true, correct and complete by Borrower's or the General Partner's chief financial officer, as appropriate.

                           "Consolidated Liabilities" means, at any time, the
sum of (i) all liabilities of Borrower, determined in accordance with GAAP, and including all Contingent Liabilities, plus (ii) Borrower's applicable Percentage Interest in the total liabilities of each Venture, exclusive of any amount included in clause (i), plus (iii) the aggregate amount of indebtedness incurred in connection with construction in progress by Borrower or any wholly-owned subsidiary and Borrower's applicable Percentage Interest in all such indebtedness incurred by each Venture, to the extent any such indebtedness referred to in this clause (iii) is not included in clauses (i) and (ii), plus
(iv) an amount equal to all mandatory dividends payable by the General Partner on issued and outstanding preferred stock.

                           "Consolidated NOI" means, at any time, Funds From
Operations, plus Interest Expense (from the most recent Company-Prepared Financial Statements), which sum shall be appropriately adjusted on a rolling four Calendar Quarter historical basis by the gross revenues and operating expenses for each income-producing property that was placed in service or disposed of by Borrower, by any wholly-owned subsidiary of Borrower, or by any Venture, during such period of four Calendar Quarters. For any Property placed in service after the acquisition of such Property, the gross revenues and operating expenses thereof shall be measured on a pro-forma basis until Borrower, in the good faith exercise of its business judgment, determines that actual gross revenues and operating expenses have stabilized. Borrower's determination that actual revenues and operating expenses have stabilized


                                     (4)
shall be subject to Lenders' reasonable approval. Adjustments as a result of the acquisition or the disposal of any Property shall be made on the basis of the actual gross revenues and operating expenses for such Property.

                           "Contingent Liabilities" means, at any time, the
sum of all indebtedness of others for borrowed monies, to the extent that payment of such monies is guarantied by Borrower (excluding all Excluded Guarantees).

                           "Covenant Compliance Certificate" means a
certificate delivered to Agent pursuant to Section 6.1.11 hereof.

                           "Debt" means for any Person at any date, without
duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued liabilities, in each case arising in the ordinary course of business,
(iv) all Debt of others secured by a lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (v) all Debt of others guaranteed by such Person.

                           "Deposit Account" means a demand, time, savings,
passbook, money-market or like account or a "repurchase agreement" with a federally insured bank or savings and loan association, other than an account evidenced by a negotiable certificate of deposit.

                           "Designated Officer" means Glenn W. Gallagher or
any other person designated in writing by Agent as its representative for the purpose of receiving notice hereunder.

                           "Dollars" and the symbol "$" mean the lawful money
of the United States of America.

                           "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended from
time to time.

                           "Event of Default" means each of the events set
forth in Section 8.1 hereof.

                           "Excluded Guaranties" means all guarantees
heretofore or hereafter executed by Borrower or the General Partner guaranteeing indebtedness incurred by the owner of any Existing Project identified in Part A of Schedule 1.1.C or of any Future Project.

                           "Excluded Recourse Debt" means (i) Borrower's or
any Venture's Recourse Debt incurred by Borrower in connection with Future Projects or with the Existing Projects identified in Part B of Schedule 1.1.C,
(ii) one-half of Borrower's Contingent Liabilities that are not included in clause (i), and (iii) issued and outstanding preferred stock of the General Partner dividends on which are payable only as and when available from Funds from Operations.

                                     (5)

                           "Existing Project" means each of the properties
identified in Schedule 1.1.C.

                           "Facility" means the revolving credit facility
under which Advances may be borrowed, repaid and reborrowed, Venture Loans may be extended, and Letters of Credit may be issued and paid, in the maximum amount of the Commitment Amount, all as more fully described in Article 2 hereof.

                           "Federal Funds Effective Rate" means for any day
the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the succeeding Business Day by the Federal Reserve Bank of Philadelphia, or, if such rate is not so published for any day which is a Business Day, the average of quotations for the day of such transactions received by Lender from three Federal funds brokers of recognized standing selected by it.

                           "Fiscal Year" means the fiscal year of Borrower,
which currently ends on December 31 of each year.

                           "Funding Date" means the Business Day on which an
Advance is made.

                           "Funds from Operations" means, at any time,
Borrower's NOI, less all of Borrower's general and administrative expenses not otherwise accounted for in determining Borrower's NOI, less gains or losses from the sale, or the restructuring of any indebtedness secured by, real properties, plus depreciation and amortization, and after adjustments for unconsolidated entities in which Borrower holds an equity interest, plus provisions for valuation reserves.

                           "Future Project" means each of the properties
identified on Schedule 1.1.D.

                           "GAAP" means generally accepted accounting
principles as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board as in effect on the date hereof, which are applicable to the circumstances as of the date of determination and which are applied on a consistent basis.

                           "General Partner" means Pennsylvania Real Estate
Investment Trust, a Pennsylvania business trust.

                           "Governmental Approvals" means all material
authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to all governmental bodies.

                                     (6)

                           "Gross Asset Value" means, at any time, the sum of
(i) Borrower's Consolidated NOI achieved during the immediately preceding four
(4) Calendar Quarters divided by .0925, plus (ii) the aggregate amount of all costs (including expenditures for land) incurred by Borrower or any wholly-owned subsidiary of Borrower, and Borrower's applicable Percentage Interest of all such costs incurred by each Venture, in connection with construction in progress, plus (iii) Borrower's cash and cash equivalents and Borrower's Percentage Interest in all Ventures' cash and cash equivalents.

                           "Guaranties" means Borrower's and the General
Partner's Guaranties of the Venture Loans in favor of Lenders.

                           "Indebtedness" means all amounts due from Borrower
to Lender pursuant to Article 2 hereof and otherwise arising out of or in connection with this Agreement or any other Loan Document.

                           "Initial Unencumbered Property Pool" means those
Properties identified on Schedule 1.1.A attached hereto.

                           "Interest Expense" means all payments by Borrower
with respect to interest on the Indebtedness or any other obligation of Borrower on which interest is paid, including the interest portion of Capital Leases.

                           "Interest Period" means that period of time
applicable to an Adjusted LIBOR Borrowing as determined pursuant Section 2.2.5 hereof.

                           "Interest Rate Determination Date" means each date
for determining the interest rate for an Interest Period in respect of an Advance based on the Adjusted LIBOR. The Interest Rate Determination Date shall be the second London Business Day prior to the first day of the related Interest Period for an Adjusted LIBOR Loan.

                           "Interest Rate Option" means the Base Rate or the
Adjusted LIBOR selected by Borrower for all or any part of the Loans as permitted by this Agreement.

                           "Land Holdings" means, at any time, land owned by
Borrower or any Venture that is (i) not part of an existing and operating real estate development, (ii) does not have all Governmental Approvals required in order to be developed as a multi-family apartment development or a retail development property and (iii) in Borrower's good faith opinion, is not likely to receive such Governmental Approvals and to be under construction for one of the uses described in clause (ii) within twenty four (24) months.

                           "Last Reported Fiscal Year" means, at any time, the
most recently concluded Fiscal Year of Borrower for which financial statements have been delivered to Agent.

                                     (7)

                           "Lenders" means Agent and each Lender listed in the
preamble hereto. As used herein, the term Lenders, unless the context clearly requires to the contrary, refers to all Lenders.

                           "Lenders' Costs" means (i) all reasonable costs and
expenses of any kind paid or incurred by Agent in connection with the preparation, execution, delivery, amendment, modification, administration or termination of this Agreement or any other Loan Document, including out-of-pocket syndication expenses, any amendments thereto, any transaction contemplated herein or any existing or future related agreements and (ii) the reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) of Agent and each Lender in connection with the preservation, enforcement, defense and protection of Lenders' rights, remedies, obligations and liabilities in any manner concerning this Agreement or any other Loan Document, any transaction contemplated herein or any existing or future related agreements, including, but not limited to: (a) reasonable attorneys' fees and other expenses paid or incurred by Agent (or, to the extent provided in clause (ii) above, paid or incurred by any Lender) in enforcing, obtaining legal advice in preparing, reviewing, consummating, amending, restructuring, extending, terminating, defending, or preserving or protecting Agent's or Lenders' rights, remedies, obligations or liabilities in any manner concerning, this Agreement, any Loan Document or any amendments thereto, any transaction contemplated herein or any existing or future related agreements; and (b) wire transfer charges in such amounts as Agent may from time to time establish for such service. "Lenders' Costs" shall not include the internal costs of Agent or any Lender in approving or administering the Loan.

                           "Letter of Credit" means a letter of credit issued
pursuant to Section 2.1.8 hereof.

                           "Leverage Ratio" means, at any time, the ratio of
Consolidated Liabilities to Borrower's Gross Asset Value, expressed as a percentage.

                           "LIBOR Reserve Percentage" means, for any Interest
Period, the daily average of the stated maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D by Agent against "Eurocurrency liabilities" (as such term is used in Regulation D) but without benefit of credit proration, exemptions, or offsets that might otherwise be available to Agent from time to time under Regulation D. Without limiting the effect of the foregoing, the LIBOR Reserve Percentage shall reflect any other reserves required to be maintained by Agent against (a) any category of liabilities which includes deposits by reference to which the rate for Adjusted LIBOR Loans are to be determined, or (b) any category of extension of credit or other assets which include the Adjusted LIBOR Loans. The LIBOR Reserve Percentage on the Closing Date is zero.

                           "Loan Documents" means this Agreement, any Letters
of Credit, the Notes, the Guaranties, the Venture Notes, the Mortgages and every other certificate or agreement of Borrower or the General Partner in favor of Agent or Lenders delivered pursuant to this Agreement.

                                     (8)

                           "Loan(s)" means the aggregate of all Advances under
the Facility.

                           "London Business Day" means any Business Day on
which commercial banks are open for international business (including dealings in Dollar deposits) in London and Philadelphia.

                           "Materially Adverse Effect" means, with respect to
Borrower, a materially adverse effect upon the business, assets, financial condition, or results of operations of the Borrower and its subsidiaries taken as a whole, or Borrower's ability to perform Borrower's obligations under the Loan Documents in accordance with their respective terms.

                           "Maximum Available Credit" means the maximum amount
of Loans which may be outstanding under this Agreement as determined in accordance with Section 2.2.12 hereof.

                           "Mortgage" means a mortgage and security agreement
in substantially the form of Exhibit 1.1.B attached hereto or a deed of trust and security agreement in similar form, in each case appropriately modified in order to conform to the customs and practices of the jurisdiction in which the Property that is to be encumbered by such instrument is located.

                           "NOI" means Borrower's, plus Borrower's applicable
Percentage Interest of each Venture's, gross revenue minus operating and servicing expenses derived from the operation by Borrower, or by any wholly-owned subsidiary or Venture, of income-producing property wholly-owned by Borrower, a subsidiary of Borrower or Venture plus Borrower's Percentage Interest in the net operating income of PREIT/Rubin, during, and as shown on the financial statements for, the Last Reported Fiscal Year, before Interest Expense, depreciation and amortization.

                           "Note" means each of the notes of Borrower in favor
of Lenders to evidence Borrower's repayment obligations under this Agreement with respect to the Facility.

                           "Notice of Borrowing" means a notice substantially
in the form of Schedule 2.2.2 attached hereto and made a part hereof.

                           "Notice of Rate Election" means a notice
substantially in the form of Schedule 2.2.3 attached hereto and made a part hereof.

                           "Other Indebtedness" means Senior Liabilities other
than Indebtedness.

                           "PBGC" means the Pension Benefit Guaranty
Corporation.

                                     (9)

                           "PREIT/Rubin" means PREIT/Rubin Commercial
Management and Development Company, a Pennsylvania corporation.

                           "Percentage Interest" means, with respect to each
Venture and PREIT/Rubin, the aggregate ownership interests of Borrower and any wholly-owned subsidiary of Borrower in such Venture and in PREIT/Rubin.

                           "Permitted Lien" means (i) liens for taxes,
assessments or governmental charges or claims which are not overdue or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;
(ii) statutory liens of carriers, warehousemen, mechanics, materialmen, repairmen, suppliers and other like liens incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; (iii) liens (other than any lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation or unemployment insurance and other types of social security; (iv) liens incurred or deposits made to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) any judgment lien; provided that, within 45 days after the entry of the judgment secured thereby, such judgment shall be discharged or execution thereof shall be stayed pending appeal; and further provided that such judgment shall be discharged within 45 days after the expiration of any such stay; (vi) the rights of tenants under leases or subleases not interfering with the ordinary conduct of the Business of Borrower; (vii) easements, rights-of-way, encroachments, zoning provisions, covenants, conditions, restrictions and other similar charges, encumbrances and governmental restrictions not interfering with the ordinary conduct of the business of Borrower; and (viii) liens created pursuant to the Loan Documents.

                           "Person" means an individual, corporation,
partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

                           "Prime Rate" means that rate of interest per annum
established by Agent from time to time as its "prime rate", which may not represent the lowest rate charged by Agent to other borrowers, or to any class of borrowers, at any time, or from time to time.

                           "Pro Forma Debt Service" means, with respect to any
period of time, the aggregate amount of principal payments and interest that would be payable during such period on Consolidated Liabilities, calculated using the greater of (i) Actual Debt Service or (ii) the amount of interest and principal payable, based on a 25 year amortization schedule, on the principal amounts of such long term debt at a rate of interest equal to the current yield to maturity of United States Treasury obligations having a 10 year maturity plus 1.75% percent per annum, exclusive of the amount of any final payment of principal which would exceed the periodic payments of principal on such debt.

                                     (10)

                           "Pro Rata Share" means, with respect to each
Lender, the percentage of the Commitment Amount represented by such Lender's portion thereof, as set forth on Schedule 1.1E attached hereto and made a part hereof, as the same may be amended, from time to time, by Lenders in accordance with the terms of this Agreement.

                           "Project Specific Information" means an income and
expense statement and balance sheet with respect to individual income producing real properties owned by Borrower or any subsidiary, and Borrower's Percentage Interest in any Venture's income producing real property, disclosing gross rental revenues, operating expenses, mortgage interest, depreciation and amortization expenses and net operating income, and if requested by Agent shall also include a current rent-roll of the property.

                           "Properties" means all real estate owned at any
time by Borrower, any subsidiary of Borrower, or any Venture, and "Property" means any single parcel of such real estate.

                           "Recourse Debt" means Debt, the debtor's liability
for which is not limited to a specific asset of such debtor on which a lien has been granted as security for such Debt.

                           "Requisite Lenders" and "Required Lenders" means
Lenders whose Pro Rata Shares aggregate at least 66 2/3%.

                           "Reserve Percentage" means for any day that maximum
percentage (expressed as a decimal), whether or not incurred, which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System, for determining the reserve requirement for a member bank of the Federal Reserve System in Philadelphia with respect to the Adjusted LIBOR "Eurocurrency liabilities" (as such term is defined in Regulation D) (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Adjusted LIBOR Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents).

                           "RICO" means the Racketeer Influenced and Corrupt
Organization Act, as amended by the Comprehensive Crime Control Act of 1984, 18 USC "1961-68.

                           "Rules" means any law, regulation, or rule of
practice whether or not having the force of law by which any Lender is bound or to which it adheres.

                           "Senior Liabilities" means Borrower's obligations
to repay Recourse Debt (including, without limitation, the Indebtedness), excluding Excluded Recourse Debt and excluding Excluded Guaranties.

                                     (11)

                           "Substituted Unencumbered Property" means any
Property that hereafter is made part of the Unencumbered Property Pool pursuant to Section 3.3 hereof.

                           Termination Date" means September 30, 1999, or such
extension thereof as may be effected pursuant to the terms of this Agreement or by the unanimous written agreement of Lenders.

                           "Unencumbered Asset Value" means, at any time, the
Gross Asset Value of all Properties then in the Unencumbered Property Pool until such time as the Mortgages are recorded pursuant to Section 3.2.1 hereof, whereupon the term "Unencumbered Asset Value" shall mean the Gross Asset Value of all Properties that are encumbered by Mortgages in favor of Agent and securing the Indebtedness.

                           "Unencumbered NOI" means, at any time, the NOI
generated by the Unemcumbered Property Pool.

                           "Unencumbered Property Pool" means, at any time,
(i) those Properties that are part of the Initial Unencumbered Property Pool and are then unencumbered and wholly-owned by Borrower and (ii) all Substituted Unencumbered Properties that are then unencumbered and wholly-owned by Borrower, but excluding from the Properties identified in clauses (i) and (ii) (A) such Properties as are necessary in order that the combined average occupancy rate of the Unencumbered Property Pool, as of the last day of the most recently concluded Calendar Quarter, is not less than 85% and (B) such other Properties that may have been withdrawn by Borrower pursuant to Section 3.3 hereof.

                           "Unmatured Event of Default" means and refers to
any event, act or occurrence which with the passage of time or giving of notice or both becomes an Event of Default.

                           "Unused Fee" means the fees provided for in Section
2.1.5 hereof.

                           "Venture" means each partnership, joint venture or
other entity (i) in which Borrower or any wholly-owned subsidiary of Borrower has a 50% or more beneficial, or other controlling, ownership interest (but if the ownership interest of Borrower or its wholly-owned subsidiary in the Venture that owns Red Rose Commons, Lancaster, Pennsylvania or Blue Route Metroplex, Plymouth Meeting, Pennsylvania, should be reduced below 50% by operation of the terms of the partnership agreement or other agreement by which such entity exists, such entity shall thereupon be deemed to be a Venture identified on Schedule 1.1F), (ii) the entities identified on Schedule 1.1F, and (iii) any partnership, joint venture or other entity in which Borrower or any wholly-owned subsidiary of Borrower (A) has an ownership interest of less than 50% and (B) is either the sole general partner or has the absolute ability to veto and prevent any proposed sale or refinancing of the entity's assets.

                                     (12)

                           "Venture Borrower" means Rancocas Limited
Partnership and any other Venture to which Lenders may hereafter make a Venture Loan.

                           "Venture Loans" means the Loans or commitments for
Loans made by Lenders to Ventures at the request of Borrower pursuant hereto, including, without limitation, the following:

                           Venture                              Maximum Credit
                           -------                              --------------



                           Rancocas Limited Partnership         $ 3,300,000



                           "Venture Note" means a promissory note executed by
a Venture to evidence any Venture Loan.

                           1.2.     Construction of Definitions.

                                    All terms defined herein shall be
construed to include the plural or the singular, and references to persons in the masculine or neuter gender shall refer to all persons or entities, as the context requires.

                           1.3.     Accounting Reports and Principles.

Except for Company-prepared Consolidated Financial Statements, the character or amount of any asset, liability, account or reserve and of any item of income or expense to be determined, and any consolidation or other accounting computation to be made, and the construction of any definition containing a financial term, pursuant to this Agreement or any other Loan Document, shall be construed, determined or made, as the case may be, in accordance with GAAP, consistently applied, unless such principles are inconsistent with any express provision of this Agreement.

                           1.4.     Business Day.

                                    Whenever any payment or other obligation
hereunder, whether under the Notes or under another Loan Document, is due on a day other than a Business Day, such shall be paid or performed on the Business Day next following the prescribed due date, except as otherwise specifically provided for herein to the contrary, and such extension of time shall be included in the computation of interest and charges. Any reference made herein or in any other Loan Document to an hour of day shall refer to the then prevailing Philadelphia, Pennsylvania time, unless specifically provided herein to the contrary.

                           1.5.     Charging Accounts.

                                     (13)

                                    Whenever Borrower is obligated, pursuant
to Article 2 hereof, or pursuant to the Notes or any other Loan Document, to make payments of any nature to Agent or Lenders, Agent shall be entitled, and Borrower hereby authorizes Agent to draw, on account of such fees and expenses or payments due, against the Deposit Account owned by Borrower at Agent that is used by Borrower as its primary operating account.. By 10:00 a.m. on the date on which any draw is made, Agent shall deliver to Borrower a notice setting forth, in reasonable detail, the amount of the fees, expenses and/or payments to be satisfied by such draw and the name or number of the account from which the draw was made. Any such charge shall be subject to the provisions of Section 9.3 hereof relating to the sharing of recoveries among Lenders.

                           1.6.     Lender's Costs.

                                    Borrower shall, upon the request of Agent,
pay Agent the amount of all unpaid Lenders' Costs within fifteen days after such notice. Until paid, all past due and owing interest payments, fees and all past due Lenders' Costs shall be deemed to be part of the principal balance of the Loan, bear interest at the rate applicable to Base Rate Loans.

                           1.7.     Other Terms.

                                    The words "herein", "hereof", "hereunder"
and other words of similar import refer to this Agreement as a whole, including the exhibits hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement. Any reference to an "Article", a "Section", an "Exhibit" or "Schedule" shall refer to the relevant Article of, Section of, Exhibit to or Schedule to this Agreement, unless otherwise specifically indicated.



                                  2. THE LOAN

                           2.1.     The Facility.

                                    2.1.1.   Extension of Credit.

                                             Provided that no Event of Default
has occurred and is continuing and subject to the terms and conditions set forth herein, commencing on the Closing Date and expiring on the Termination Date, Lenders severally, in accordance with their respective Pro Rata Shares, shall extend to Borrower the Facility pursuant to which Lender shall make Advances to Borrower up to $150,000,000 (or such lesser amount to which the Commitment Amount shall be reduced pursuant to Section 2.2.8.3 hereof), which Borrower may from time to time, borrow, repay and reborrow.

                                    2.1.2.   Payment of Principal.

                                     (14)

                                             The entire outstanding principal
balance of the Facility shall be paid in full on the Termination Date. In the event the principal amount of all outstanding Advances and the face amounts of all Letters of Credit issued and outstanding under Section 2.1.8 hereof at any time exceeds, in the aggregate, the then-current Commitment Amount, Borrower shall immediately pay such excess to Agent, without demand or notice.

                                    2.1.3.   Payment of Interest.

                                             Interest on the Facility shall be
payable monthly, subject to Section 2.2.9 hereof in arrears through the last Business Day of each month, with the first payment to be made on the first Business Day of the month next following the Closing Date, and continuing thereafter on the first Business Day of each month.

                                    2.1.4.   Interest Rate Option and Notice
                                             of Rate Election.

                                             Advances shall bear interest on
the unpaid principal balance thereof from the Funding Date to maturity (whether by acceleration or otherwise): (i) with respect to Base Rate Loans at the Base Rate per annum (calculated on the basis of a 360-day year and charged for the actual number of days elapsed); and (ii) with respect to Adjusted LIBOR Loans at the Adjusted LIBOR on the relevant Interest Rate Determination Date plus the Applicable Margin on the relevant Interest Rate Determination Date (calculated on the basis of a 360-day year and charged for the actual number of days elapsed). The applicable basis for determining the Interest Rate Option with respect to each Advance shall be selected by Borrower at the time a Notice of Borrowing or Notice of Rate Election is given pursuant to Sections 2.2.2, and 2.2.3 hereof. On and as of the fifth (5th) Business Day after Agent's receipt of each quarterly Covenant Compliance Certificate, the interest rate payable on each outstanding Adjusted LIBOR Loan shall be reset at the Adjusted LIBOR on the relevant Interest Rate Determination Date plus the then-current Applicable Margin.

                                    2.1.5.   Unused Fee.

                                             Borrower agrees to pay to Lender
a fee at an annual rate equal to one quarter of one percent (0.25%) per annum (calculated on the basis of the actual number of days elapsed in a year of 360 days or any part thereof) of the aggregate daily average unused portion of the Facility after Closing and until the Termination Date, payable in arrears, such payments to be made within five (5) Business Days after the last day of the Calendar Quarter in which Closing occurs and thereafter within five (5) Business Days after the last day of each Calendar Quarter and on the Termination Date. The annual rate of such fee shall, with respect to any Calendar Quarter, be reduced to (i) twenty one-hundredths of one percent (0.20%) if during such Calendar Quarter the daily average outstanding principal balance of all Advances was greater than 33% and less than 67% of the Commitment Amount and (ii) to fifteen one-hundredths of one percent (0.15%) if during such Calendar Quarter the daily average outstanding principal balance of all Advances was not less than 67% of the Commitment Amount. For purposes of calculating the Unused Fee, the principal amount of all outstanding Letters of Credit shall be deemed to be used portions of the Facility.

                                     (15)

                                    2.1.6.   Other Fees.

                                             Borrower shall pay Agent for the
account of Agent or of Lenders, as the case may be, such other fees as may be agreed upon in separate writings signed by Borrower.

                                    2.1.7.   Notes.

                                             To evidence Borrower's
obligations under the Facility, Borrower shall execute and deliver to each Lender a Note in the principal amount of such Lender's Pro Rata Share of the Commitment Amount.

                                    2.1.8.   Letters of Credit.

                                             Upon receipt of a properly
executed Notice of Borrowing submitted by Borrower to Agent at least five (5) Business Days before the date of issuance, Agent shall issue a Letter or Letters of Credit to a beneficiary designated by Borrower, for the purpose of collateralizing such of Borrower's obligations as are required to be secured by a Letter of Credit. The aggregate face amount of issued Letters of Credit under this Section 2.1.8 shall not exceed $20,000,000 at any time. Letters of Credit may provide for automatic renewal absent termination by Agent, provided however, no Letter of Credit hereunder shall be issued with an expiration date exceeding one year and no Letter of Credit shall be issued with an expiration date after the Termination Date. Each Letter of Credit shall be subject to the terms and conditions of Agent's standard unsecured application and agreement in effect at the time of the issuance of the Letter of Credit, the current form of which is attached hereto as Schedule 2.1.8.

                                             2.1.8.1. Letter of Credit Fees.
Borrower agrees to pay (i) to Agent for the account of Lenders in accordance with their respective Pro Rata Shares, a letter of credit fee at an annual rate of 0.875% of the principal face amount of each issued Letter of Credit, and (ii) to Agent, for its own account, an issuance fee at the annual rate of 0.125% of the principal face amount of each issued Letter of Credit. The fees payable pursuant to this Section 2.1.7 shall be payable quarterly in arrears.

                                             2.1.8.2. Reduction of Available
Credit. Letters of Credit shall reduce, dollar-for-dollar, the available borrowings under the Facility and, upon the termination thereof, shall increase the available borrowings, subject to the maximum amount of the Facility as provided herein.

                                             2.1.8.3. Draws under Letter of
Credit. All draws under Letters of Credit shall be deemed to be Advances to be repaid in accordance with the provisions of Section 2.1.2 hereof.

                                     (16)

                                             2.1.8.4. Other Documents.
Borrower agrees to execute and deliver such documents and instruments as Agent may require in connection with each Letter of Credit.

                                    2.1.9.   Venture Loans.

                                             Provided that no Event of Default
has occurred and is continuing, and subject to the terms and conditions set forth herein, commencing on the Closing Date and expiring on the Termination Date, Borrower may request that Loans be made to any Venture in which Borrower or any wholly-owned subsidiary of Borrower has a 50% or more beneficial, or other controlling, ownership interest (but excluding PREIT/Rubin), and Lenders shall extend to such Venture such Venture Loan; provided, however, that the aggregate face amount of all outstanding Venture Loans shall not exceed $20,000,000 at any one time, except that the aforesaid $20,000,000 sublimit and the available borrowings under the Facility shall be reduced, dollar for dollar, by the amount that is outstanding from time to time under the Promissory Note dated May 2, 1992, as amended, made by Turren Associates in favor of CoreStates Bank, N.A. (the "Turren Note"), until the Turren Note is replaced with Venture Notes executed by Turren Associates in favor of each Lender in the principal amount at equal to each Lender's Pro Rata Share of the Venture Loan to Turren Associates and the execution of a Guaranty. On the Funding Date of any Venture Loan, Borrower shall cause the Venture which is to be the borrower of such Venture Loan to execute and deliver to each Lender a promissory note in the form attached hereto as Schedule 2.1.9A in the principal amount of such Lender's Pro Rata Share of such Venture Loan and Borrower and the General Partner shall execute and deliver to Agent a guaranty or guaranties of such Venture Loan in the form attached hereto as Schedule 2.1.9B in favor of Lenders. Each Venture Loan shall reduce, dollar for dollar, the available borrowings under the Facility. With respect to each Venture Loan, the applicable Venture shall select one Interest Rate option for the entire principal amount thereof that is outstanding at any time, except that any subsequent extension of credit made by Lenders to a Venture during an Interest Period shall bear interest at the Base Rate until the expiration of the relevant Interest Period.

                           2.2      General Provisions.

                                    2.2.1.   Advances.

                                             Advances shall be made by Lenders
simultaneously and proportionately to their Pro Rata Shares, it being understood that the obligations of Lenders to advance funds to Borrower hereunder are independent and that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make any such Advance, nor shall the commitment of any other Lender be increased or decreased as a result of the default of any other Lender in that other Lender's obligation to make Advances hereunder.

                                     (17)

                                    2.2.2.   Notice of Borrowing.

                                             Subject to the provisions of this
Article 2, whenever Borrower desires to borrow under this Agreement, Borrower shall deliver by telecopy to Agent a properly completed and executed Notice of Borrowing with respect to (i) Adjusted LIBOR Loans no later than 11:00 A.M. at least three (3) London Business Days in advance of the proposed Funding Date, or (ii) Base Rate Loans no later than 11:00 A.M. at least one (1) Business Day in advance of the proposed Funding Date. The Notice of Borrowing shall specify
(i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of the proposed Advance, if any, (iii) whether an Advance is initially to consist of Base Rate Loans, Adjusted LIBOR Loans or a combination thereof, and
(v) if such Advance, or any portion thereof, is initially to be one or more Adjusted LIBOR Loans, the amounts thereof and the initial Interest Periods therefor; provided that the minimum amount of Advances shall be $500,000 for Base Rate Loans (unless a Base Rate Loan is to be made to a Venture, in which event the amount thereof may be less than $500,000, provided that no more than one Advance is made to such Venture in any calendar month) and $2,000,000 for Adjusted LIBOR Loans, except that at no time shall the aggregate number of Interest Periods and Base Rate Loans, excluding Venture Loans, that Agent shall be required to administer at any time exceed eight (8). Subject to the foregoing limitations, Loans may be continued as or converted into Adjusted LIBOR Loans in the manner provided in Section 2.2.3 hereof upon the submission to Lender of a properly completed and executed Notice of Rate Election.

                                             A Notice of Borrowing or a Notice
of Rate Election for an Adjusted LIBOR Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to make, continue or convert to an Adjusted LIBOR Loan in accordance therewith.

                                    2.2.3.   Notice of Rate Election; Failure
                                             to Give Notice.

                                             Whenever Borrower desires to
change or continue the Interest Rate Option on a Loan, Borrower shall deliver to Agent a Notice of Rate Election with respect to Adjusted LIBOR Loans no later than 11:00 A.M. at least three (3) London Business Days in advance of the proposed change or continuation. No notice shall be necessary to continue any Base Rate Loan at the Base Rate. The Notice of Rate Election shall specify: (i) the proposed date of change or continuation or conversion (which shall be a Business Day); (ii) the type of Loan and amount thereof affected;
(iii) whether such interest rate change or continuation is to consist of Base Rate Loans, Adjusted LIBOR Loans or a combination thereof; and (iv) the Interest Periods therefor, if applicable. If at the termination of any Interest Period Borrower has failed to submit a Notice of Rate Election, as aforesaid, to convert or to continue Adjusted LIBOR Loans at the interest rate that is based on Adjusted LIBOR, then such Adjusted LIBOR Loans shall automatically be and become Base Rate Loans as of the termination of the relevant Interest Period.

                                     (18)

                                             Upon the expiration of any
Interest Period applicable to portions of the Facility bearing interest based on the Adjusted LIBOR, such portions of the Facility shall be deemed repaid and reborrowed upon the submission to Agent of a properly completed and executed Notice of Rate Election pertaining thereto within the requisite time periods for a change or continuation of an Interest Rate Option, and the succeeding Interest Period(s) of such continued portions of the Facility shall commence on the first day of the Interest Period of the portions of the Facility deemed to be reborrowed and continued.

                                             Adjusted LIBOR Loans may be
converted into Base Rate Loans only on the expiration date of an Interest Period applicable thereto. In addition, no outstanding portions of the Facility may be continued as, or be converted into, Adjusted LIBOR Loans when any Event of Default or Unmatured Event of Default has occurred and is continuing.

                                             If on any day portions of the
Facility are outstanding with respect to which a Notice of Rate Election has not been delivered to Agent in accordance with the terms of this Agreement specifying the basis for determining the Interest Rate Option, then such portions of the Facility shall bear interest at the Base Rate.

                                    2.2.4.   Funding. By 5:00 p.m. on the day
Agent receives a Notice of Borrowing pursuant to Section 2.2.2, Agent shall notify each Lender by facsimile transmission of the proposed borrowing. Except as provided in the following paragraph of this Section 2.2.4, upon satisfaction of the conditions precedent specified in Sections 4.1 (in the case of the initial Advances) and 4.2 (in the case of all subsequent Advances), not later than 11:00 A.M. on the Funding Date specified in the Notice of Borrowing each Lender shall wire transfer to such account of Agent as Agent shall designate an amount in immediately available funds equal to the amount of each Lender's Pro Rata Share of the Advance to be made to Borrower on such Funding Date. Agent shall cause such Advances to be made available to Borrower on the Funding Date pertaining thereto by depositing the amount thereof in the designated account of Borrower with Agent.

                  Each Lender shall make the amount of its Pro Rata Share of the Advance available to Agent, in same day funds at the office of Agent located at Broad and Chestnut Streets, Philadelphia, Pennsylvania, 19101, not later than 11:00 A.M. on the Funding Date. Unless Agent shall have been notified by any Lender prior to any Funding Date in respect of any Advances that such Lender does not intend to make available to Agent such Lender's Pro Rata Share of the Advance on such Funding Date, Agent may assume that such Lender has made such amount available to Borrower on such Funding Date and Agent in its sole discretion may, but shall not be obligated to, make available to Borrower a corresponding amount on such Funding Date by depositing the proceeds thereof in the designated Deposit Account of Borrower with Agent. If any Lender's Pro Rata Share is not in fact made available (either by a wire transfer to Agent or otherwise) to Agent by such Lender, Agent shall not be required to advance to Borrower on the Funding Date any amount not made available to Agent by a Lender; provided, that if Agent (or any other Lender(s)) advances to Borrower on the Funding Date any amount not made available to Agent by a Lender, Agent (or such Lender) shall notify


                                     (19)

Borrower that Agent (or such Lender) has advanced more than its Pro Rata Share of such Advance and that such Advance is subject to reclamation in accordance with the provisions of this Section. Any amount so advanced shall be deemed to be an Advance which Borrower is obligated to repay as set forth under this Agreement; and Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to the Agent at the daily average Federal Funds Effective Rate for such period. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Agent, together with interest at the Interest Rate Option chosen by Borrower for such Advance. If such Advance was in the form of an Adjusted LIBOR Loan, any prepayment penalty under Section
2.2.8.1 for breakage of an Interest Period shall be paid by the Lender which failed to fund its Pro Rata Share of such Advance.

                  In the event that any Lender fails to advance its Pro Rata Share of any Advance, then such Lender's Pro Rata Share of the aggregate principal, interest, fees and recoveries on all Advances will be reduced so as to be proportionate to the amount such Lender did advance but will not cause a comparable reduction in such Lender's Pro Rata Share of the expenses of collection of the Indebtedness from Borrower or other costs or expenses relating to this Agreement. Such reduction will not affect or limit such Lender's obligation to advance its full Pro Rata Share of any and all future Advances or other obligations.

                                    2.2.5.   Interest Periods.

                                             In connection with each Adjusted
LIBOR Loan, Borrower shall elect an Interest Period to be applicable to such Loan, which Interest Period shall be either a one, two, three, or six month period; provided that:

                                             2.2.5.1. the first Interest
Period for any Adjusted LIBOR Loan shall commence on the Funding Date of such Adjusted LIBOR Loan;

                                             2.2.5.2. except as provided in
subsection 2.2.5.3 hereof, if an Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day;

                                             2.2.5.3. any Interest Period in
respect of an Adjusted LIBOR Loan which: (i) begins on the last Business Day of a calendar month (or a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month, or (ii) would expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in that month, such Interest Period shall expire on the last Business Day of the month;

                                             2.2.5.4. no Interest Period, with
respect to any Loan, shall extend beyond the Termination Date.

                                     (20)

                                    2.2.6.   Post-Maturity Interest.

                                             Any principal payments on the
Loans not paid when due and, to the extent permitted by applicable law, any interest payment on the Loans not paid when due, and any other amount due to Agent or Lenders under this Agreement or any other Loan Document not paid when due, in any case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate which is (i) 2% per annum in excess of the applicable Interest Rate on each Adjusted LIBOR Loan until the expiration of the then applicable Interest Period, if any, and (ii) after the expiration of the then applicable Interest Period, if any, and on all Base Rate Loans, at a rate which is 2% per annum in excess of the Base Rate.

                                    2.2.7.   Adjusted LIBOR and Base Rate.

                                             2.2.7.1. Agent shall give
Borrower prompt notice of the Adjusted LIBOR determined for an Interest Period, and absent manifest error, each determination of such rates by Agent shall be conclusive and binding for all purposes hereof.

                                             2.2.7.2. If Borrower requests
that all or any portion of the outstanding Facility bear interest at the Adjusted LIBOR and (i) Agent determines that, by reason of circumstances affecting the interbank Eurodollar market generally, deposits in U.S. Dollars (in the applicable amounts) are not being offered to banks in the interbank Eurodollar market for the selected Interest Period, or (ii) the Requisite Lenders certify that the relevant rates of interest referred to in the definition of Adjusted LIBOR do not accurately reflect the cost to Lenders of making or maintaining Adjusted LIBOR Loans for the Interest Periods therefor, then Agent shall forthwith give notice thereof to Borrower, whereupon until Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, (a) the obligation of Lenders to permit applicable portions of the Facility to bear interest at the Adjusted LIBOR shall be suspended so long as such circumstances exist, and (b) Borrower shall convert the interest rates on the applicable portions of the outstanding Facility to the Base Rate or the available Adjusted LIBOR on the last day of the then current Interest Period.

                                             2.2.7.3. If, after the date of
this Agreement, the adoption of or any change in Rules, or change in the interpretation or administration thereof, by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lenders with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender to make or maintain or fund loans at the Adjusted LIBOR, the affected Lender or Lenders shall promptly notify Borrower and the interest rates on the applicable portions of the outstanding Facility shall be deemed to have been converted to the Base Rate, or the Adjusted LIBOR, whichever is available, on either (i) the last day of the then current Interest Period if the affected Lenders may lawfully continue to maintain loans at the Adjusted LIBOR to such day, or (ii) immediately if the affected Lender may not lawfully continue to maintain loans at the Adjusted LIBOR to such day. The affected Lenders will use their best


                                     (21)
efforts to designate a different lending office if such office may lawfully continue to maintain loans at the Adjusted LIBOR through the end of the then current Interest Period. After Borrower's receipt of notice of the illegality or impossibility for any Lender to make, maintain or fund loans at the Adjusted LIBOR, Borrower shall not request future Adjusted LIBOR Loans until the affected Lender or Lenders shall have notified Borrower of the absence or removal of such illegality or impossibility.

                                             2.2.7.4. If, after the date of
this Agreement, any governmental authority, central bank or other comparable authority shall at any time impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), any tax (including without limitation, any United States interest equalization tax or similar tax however named applicable to the acquisition or holding of debt obligations and any interest or penalties with respect thereto), duty, charge, fee, deduction, withholding, special deposit or similar requirement against assets of, deposits with, or for the account of, or credit extended by, any Lender, or shall impose on any Lender or the interbank Eurodollar market any other condition affecting loans at the Adjusted LIBOR, and the result of any of the foregoing is to increase the cost to any Lender of making or maintaining the interest rate at the Adjusted LIBOR or to reduce the amount of any sum received or receivable by any Lender under this Agreement, the Notes or the Venture Notes by an amount deemed by such Lender to be material, then within five days after demand by such Lender, Borrower shall pay to such Lender such additional amount or amounts as will compensate Lender for such increased cost or reduction. Each affected Lender will promptly notify Borrower and Agent of any event of which it has knowledge occurring after the date hereof, which will entitle such Lender to compensation pursuant to this subsection 2.2.7.4. A certificate of any Lender claiming compensation under this subsection 2.2.7.4 and setting forth the additional amount or amounts to be paid to such Lender hereunder shall be conclusive in the absence of manifest error.

                                             2.2.7.5. The Adjusted LIBOR shall
be adjusted automatically on and as of the effective day of any change in the relevant Reserve Percentage.

                                             2.2.7.6. Promptly upon notice
from Agent to Borrower, Borrower will pay, prior to the date on which penalties attach thereto, all present and future stamp, documentary and other similar taxes, levies, or costs and charges whatsoever imposed, assessed, levied or collected on or in respect of the Loans solely as a result of the interest rate being determined by reference to the Adjusted LIBOR and/or the provisions of this Agreement relating to the Adjusted LIBOR and/or the recording, registration, notarization or other formalization of any thereof and/or payments of principal, interest or other amounts made on or in respect of a Loan when the interest rate is determined by reference to the Adjusted LIBOR (all such taxes, levies, costs and charges being herein collectively called "Eurodollar Rate Tax"). Promptly after the date on which payment of any such Eurodollar Rate Tax is due pursuant to applicable law, Borrower will, at the request of Agent, furnish to Agent evidence, in form and substance satisfactory to Agent, that Borrower has met its obligation under this subsection 2.2.7.6. Borrower will indemnify each Lender against, and reimburse


                                     (22)
each Lender on demand for, any Eurodollar Rate Tax, as determined by such Lender in its good faith discretion. Each such Lender shall provide Borrower with appropriate receipts for any payments or reimbursements made by Borrower pursuant to this subsection 2.2.7.6. A certificate of Agent or of any Lender as to any amount payable pursuant to this Section shall, absent manifest error, be final, conclusive and binding on all parties hereto.

                                             2.2.7.7. If Agent or any Lender
shall determine that (i) any current Rule, law, regulation, or guideline, the adoption or imposition of any Rules, law, regulation, or guideline any change in any Rules, law, regulation or guideline, or the adoption, imposition or change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation and administration thereof, or (ii) compliance by any Lender (or any lending office or any holding company of any Lender) with any request, guideline or directive whether or not having the force of law regarding special deposit, capital adequacy, risk based capital, capital or reserve maintenance, capital ratio, or similar requirements against loans or loan commitments or any commitments to extend credit or other assets of or any deposits or other liabilities taken or entered into by any Lender (including the capital adequacy guidelines promulgated by the Board of Governors of the Federal Reserve System) and the result of any event referred to in clauses (i) or (ii) above (x) shall be to increase the cost to Lender of making or maintaining, or to impose upon any Lender or increase any capital requirement applicable as a result of the making or maintenance of, the Loans or the obligation of Borrower hereunder or (y) has or would have the effect of reducing the rate of return or amounts receivable hereunder on any Loan as a consequence of any Lender's obligations pursuant to this Agreement or Loans made by any Lender pursuant hereto to a level below that which such Lender (or such Lender's holding company) could have achieved but for such adoption, imposition, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such holder to be material (which adoption, imposition, change, or increase in capital requirements or reduction in amounts receivable may be determined by such Lender's reasonable allocation of the aggregate of such cost increase, capital increase or imposition or reductions in amounts receivable resulting from such events), then, from time to time, Borrower shall pay to such Lenders, on demand by such Lender as set forth below, such additional amount or amounts as will be necessary to restore the rate of return to such Lender from the date of such change, together with interest on such amount from the date demanded until payment thereof in full at the rate provided in this Agreement. Each Lender (or each Lender's holding company) shall be entitled to compensation pursuant to this Section 2.2.7.7. A certificate of any Lender claiming compensation under this Section 2.2.7.7 and setting forth the increased cost, reduction in amounts receivable, additional amount or amounts necessary to compensate such Lender (or such Lender's holding company) hereunder shall be delivered to Borrower and shall be conclusive in the absence of manifest error. Borrower shall pay each Lender the amount shown as due on any such certificate delivered by such Lender within 10 days after Borrower's receipt of same. If any Lender demands compensation under this Section 2.2.7.7, Borrower may, upon 10 Business Days' prior notice to Lender, prepay in full, in accordance with Section 2.2.8 hereof, the then outstanding: (i) Base Rate Loans together with accrued interest thereon to the date of prepayment without penalty; and (ii) Adjusted


                                     (23)

LIBOR Loans, together with accrued interest thereon to the date of prepayment along with a prepayment premium in an amount equal to the amount of any loss or expense, including loss of margin, actually incurred by such Lender as a direct result of such prepayment, as determined by such Lender in good faith, in each case payable to such Lender. Concurrently with prepaying such Base Rate Loans or Adjusted LIBOR Loans, Borrower may, subject to the terms of this Agreement, borrow from Lenders Advances at an Interest Rate Option not so affected.

                                             2.2.7.8. Failure on the part of
any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period. The protection of this Section 2.2.7 shall be available to Lenders regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

                                             2.2.7.9. The Base Rate shall be
determined and adjusted daily.

                                    2.2.8.   Prepayment; Repayments;
                                             Prepayment Premium.

                                             2.2.8.1. Voluntary Prepayments.
All prepayments shall be applied among the Lenders in accordance with the Pro Rata Share of each. In connection with each prepayment:

                                             (a) Borrower shall provide Agent
with at least one (1) Business Day prior notice of Borrower's intention to prepay, specifying the amount and date of such payment.

                                             (b) Borrower shall concurrently
with any prepayment in full of the Facility pay the full amount of all interest accrued on the Facility and accrued fees (including without limitation the Unused Fee attributable to the expired portion of the period with respect to which such fees have not yet been paid), and payments received shall be applied first to fees, then to accrued interest and thereafter in reduction of principal.

                                             (c) Each prepayment of principal
shall be in an amount not less than One Million Dollars ($1,000,000.00) (exclusive of the interest and fees payable in connection therewith and of the other amounts payable pursuant to this Agreement upon a prepayment).

                                             (d) Borrower acknowledges that if
Borrower makes a prepayment of any Adjusted LIBOR Loan (whether voluntary or mandatory), Lenders will not likely be able to reinvest promptly the amount so prepaid in a loan of comparable creditworthiness and on terms equivalent to the terms hereof. Accordingly, in the event Borrower makes a prepayment


                                     (24)

(whether voluntary or mandatory) of any portion of the Loans bearing interest at a rate based on the Adjusted LIBOR during a specified Interest Period on a day other than the last day of such Interest Period, Borrower will pay to the Agent upon demand, for the account of the Lenders, any cost or expense incurred as a result of such prepayment. Each Lender shall certify the amount of such cost or expense to Borrower and provide Borrower with a written statement setting forth the cost or expense claimed and the calculations used in determining such loss and expense, which certification and statement shall be conclusive in the absence of manifest error.

                                             Prepayments shall be applied
first to interest (to the extent then payable), then to principal with respect to the portions of the Loans accruing interest at a rate based upon the Base Rate, and then to principal with respect to those portions of the Loans accruing interest at a rate based upon the Adjusted LIBOR and among such portions of the Loans accruing interest at rates based upon the Adjusted LIBOR to such portions with the earliest expiring Interest Periods.

                                             2.2.8.2. Funding Losses. If the
Borrower fails to borrow any Adjusted LIBOR Loans after a Notice of Borrowing or Notice of Rate Election has been given to Lender as provided in this
Article 2, Borrower shall reimburse each Lender, on demand, for any resulting loss or expense incurred by it (or by any existing or prospective participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, provided that such Lender shall have delivered to the Borrower a certificate as to the amount of such loss or expense and specifying the calculation thereof, which certificate shall be conclusive in the absence of manifest error.

                                             2.2.8.3. Termination or Reduction
in Commitments. Borrower shall have the right without premium or penalty except as provided in Section 2.2.8.1 hereof, upon not less than three (3) Business Days' prior written notice to Agent, at any time after the Closing Date to reduce or terminate any or all of the commitments of Lenders regarding the Facility. Any voluntary termination or reduction in the Commitment Amount shall permanently reduce the Commitment Amount. No such reduction in Commitment Amount shall be in an amount less than $3,000,000. If Borrower desires to terminate or reduce the Commitment Amount as aforesaid, Borrower shall execute and deliver to Agent such documents and instruments as Agent shall require. No reduction of the Commitment Amount pursuant to this Section
2.2.8.3 shall reduce any Lender's Pro Rata Share of the reduced Commitment
Amount.

                                    2.2.9.   Manner and Time of Payment.

                                             All payments of principal,
interest and fees hereunder and under the Notes shall be made by Borrower without notice, set off or counterclaim and in immediately available same day funds and delivered to Agent not later than 12:00 noon on the date due at its office located at Broad and Chestnut Streets, Philadelphia, Pennsylvania, 19101 for the account of Lenders; funds received by Agent after that time shall be deemed to have been paid by Borrower on the next succeeding Business Day.

                                     (25)

                                    2.2.10.  Apportionment of Payments.

                                             Aggregate principal and interest
payments in respect of Loans shall be apportioned among all outstanding Loans to which such payments relate, proportionately to each Lender's respective Pro Rata Share except to the extent a Lender fails to fund its portion of such Loan (in which case such Lender shall be entitled to a portion of principal and interest payments determined with respect to the ratio of Loans made by it to all outstanding Loans). Agent shall within one Business Day distribute by wire transfer to each Lender its share of all payments received by Agent for the benefit of Lenders, provided that immediately available same day funds received by Agent not later than noon on a Business Day shall be distributed to Lenders on such Business Day.

                                    2.2.11.  Use of Proceeds.

                                             The Facility shall be used solely
by Borrower (i) to finance the acquisition, expansion and renovation of real estate assets wholly-owned by Borrower, (ii) to refinance existing indebtedness, (iii) for its working capital purposes (including without limitation for investments in and loans to Ventures), and (iv) to fulfill Borrower's obligations to Ventures to obtain Venture Loans.

                                    2.2.12.  Maximum Available Credit.

                                             Notwithstanding anything herein
to the contrary, the maximum amount of the Loans to Borrower that may be outstanding at any one time shall not exceed the Commitment Amount, less (i) the aggregate maximum amount of all Venture Loans then outstanding (including all unfunded portions thereof), and (ii) the face amount of all outstanding Letters of Credit.

                                    2.2.13.  Postponement of Termination Date.

                                             2.2.13.1. If Borrower's Leverage
Ratio is, at any time prior to December 31, 1998, less than 50% (i) the Termination Date shall automatically be postponed to December 31, 2000 and
(ii) Borrower shall have the right to request subsequent postponements of the Termination Date by written notice received by Agent not earlier than the date Agent receives the financial statements due pursuant to Section 6.1.9 hereof in the year such request is made or later than the November 1st of the calendar year immediately preceding the year in which the then-current Termination Date occurs. Any such request shall be to extend the Termination Date by 12 months. Agent shall advise Borrower in writing, not later than 60 days after the later to occur of (i) Agent's receipt of such request or (ii) Agent's receipt of the financial statements due pursuant to Section 6.1.9 hereof during the calendar year immediately preceding the then-current Termination Date, whether all Lenders have approved such request, which approval shall be in Lenders' sole discretion. Each Lender shall advise Agent in writing, not later than five (5) days before Agent's response to Borrower is required, whether such Lender approves Borrower's request. If all Lenders


                                     (26)
approve such request, the Termination Date shall be postponed for 12 months and Borrower, Agent and Lenders shall promptly execute and deliver such documentation Agent may require to evidence such postponement. If Agent does not give Borrower written notice of Lenders' approval of the requested postponement, the then-current Termination Date shall remain unchanged.

                                             2.2.13.2. In the event that
Requisite Lenders, but not all Lenders, approve Borrower's request (such Lenders that do not approve such request being "Refusing Lenders"), Borrower may elect to seek to obtain a replacement lender or lenders (which may be one or more of Lenders or may be another institution acceptable to Agent in good faith) to purchase the Refusing Lenders' Pro Rata Shares of the Facility and to become a Lender hereunder. Upon written request of Borrower and Agent, each Refusing Lender shall assign to the designated replacement Lender(s) all or any portion of the Refusing Lender's Pro Rata Share of the Facility (provided that the interest of a replacement Lender in the Facility may not be less than $10,000,000), such assignment to be without recourse or warranty by the Refusing Lender, other than a warranty of title to the assigned interest in the Facility, and to be effected by an instrument of assignment in the form attached hereto as Schedule 2.2.13.2. If substitute Lenders are so obtained and the Pro Rata Shares of all Refusing Lenders so assigned by the September 30th immediately preceding the then-current Termination Date, the Termination Dates shall be postponed to December 31st of the next calendar year; otherwise, there shall be no postponement of the then-current Termination Date.

                                  3. SECURITY

                           3.1.     Mortgages.

                                    As security for its obligations under this
Agreement and the Notes, Borrower shall execute, acknowledge and deliver to Agent a Mortgage with respect to each Property that is part of the Initial Unencumbered Property Pool and an assignment of rents, leases and profits and UCC-1 Financing Statements with respect to each such Property. Borrower shall cause the General Partner to execute, acknowledge and deliver to Agent the Mortgage, assignment of rents, leases and profits and UCC-1 Financing Statements pertaining to each Property in the Initial Unencumbered Property Pool in which the General Partner holds legal title. Such Mortgages shall be in the aggregate amount of the initial Commitment Amount, allocated among such Properties as Borrower and Lenders have agreed. Within five (5) Business Days after written notice by Agent from time to time, Borrower shall re-execute and acknowledge the Mortgages and deliver the same to Agent.



                                     (27)

                           3.2.     Recording of Mortgages.

                                    3.2.1.   Agent's Right to Record.

                                             Agent and Lenders agree that no
Mortgage nor any assignment of rents, leases and profits or UCC-1 Financing Statements will be recorded by or at the direction of Agent or Lenders unless
(i) any Event of Default occurs or (ii) at any time (A) the aggregate maximum principal amount of all then existing outstanding construction loans (other than non-recourse construction loans) with respect to which (I) Borrower or any Venture is the borrower and (II) Requisite Lenders have, in the aggregate, less than a 51% of the lender's interest, exceeds (B) the maximum amount of Other Indebtedness then permitted under this Agreement, or (iii) as of or before December 31, 1998, Agent's right to record Mortgages has not been terminated as set forth in Section 3.2.2 hereof. Upon the occurrence of any of the foregoing events, Agent shall promptly cause the Mortgages and such assignments of rents, leases and profits and UCC-1 Financing Statements to be recorded. If Agent is authorized to record, and does record, any or all of the Mortgages and other security instruments, all costs incurred by Agent in the recording of Mortgages and such other security instruments (including, without limitation, mortgage, documentary or recording stamps or taxes, and all other taxes payable by Agent by reason of its holding a Note that is secured by Mortgages) shall be Lenders' Costs, shall be paid or reimbursed by Borrower upon demand, and shall be secured by the Mortgages.

                                    3.2.2.   Termination of Agent's Right to
                                             Record.

                                             If (i) no event shall theretofore
have occurred that would, pursuant to Section 3.2.1 hereof, permit Agent to record the Mortgages and, (ii) as of or before December 31, 1998, (A) Borrower's Leverage Ratio is not more than 50% and the ratio (expressed as a percentage) of Borrower's Senior Liabilities to Unencumbered Asset Value is not more than 60% and (B) Borrower has delivered to Agent written notice that Borrower elects that Agent's right to record the Mortgage be terminated, Agent shall have no right thereafter to record any Mortgage and shall promptly return to Borrower all Mortgages theretofore delivered to Agent pursuant to this Agreement. If Agent's right to record the Mortgage has not so terminated by December 31, 1998, Agent shall record the Mortgages and the other documents referred to in Section 3.1 hereof. If Borrower satisfies the requirements of the aforesaid clause (ii)(A) but shall not deliver the notice required pursuant to clause (ii)(B), Borrower may, at its election, thereafter deliver such notice to Agent and the same shall be deemed to be effective as of the date of Agent's actual receipt thereof, but only if no Event of Default has theretofore occurred and only if Borrower has not theretofore delivered to Agent a subsequent Covenant Compliance Certificate indicating that Borrower no longer satisfies the requirements of clause (ii)(A). For purposes of determining whether Borrower has satisfied the requirements of the aforesaid clause (ii)(A) "as of December 31, 1998," Agent shall adjust Borrower's Company Prepared Financial Statements as of September 30, 1998 for any offering of equity securities consummated by Borrower or the General Partner after September 30, 1998, and if Borrower shall satisfy the requirements of clause (ii)(A) as of December 31, 1998, and no event has theretofore occurred


                                     (28)
that would, under Section 3.2.1 hereof, permit Agent to record the Mortgages, Agent's right to record the Mortgages shall automatically terminate without notice from Borrower.

                           3.3      Removals from and Additions to
                                    Unencumbered Property Pool.

                                    3.3.1 Prior to the recording of Mortgages
pursuant to Section 3.2 hereof, Agent shall, within ten (10) Business Days after each written request by Borrower to Agent, return to Borrower the Mortgage with respect to any Property within the Unencumbered Property Pool, provided that (i) such Property shall, retroactively as of the last day of the most recently concluded Calendar Quarter, no longer be deemed to be part of the Unencumbered Property Pool, (ii) as a result of the removal of such Property from the Unencumbered Property Pool the covenant contained in Section
6.1.3 hereof would not have been breached as of the last day of the most recently concluded Calendar Quarter, and (iii) at no time shall there be fewer than five (5) Properties in the Unencumbered Property Pool, the combined average occupancy of which is at least 85%. If a Property is requested to be removed from the Unencumbered Property Pool in connection with its sale, the Mortgage will be returned to Borrower concurrently with the closing of such sale and, for purposes of determining Borrower's continued compliance with
Section 6.1.3 hereof following removal of such Property from the Unencumbered Property Pool, the sale will be deemed to have occurred on the last day of the most recently concluded Calendar Quarter.

                                    3.3.2. Borrower may at any time, in
connection with the return of a Mortgage by Agent pursuant to Section 3.3.1 hereof, or otherwise, add Properties to the Unencumbered Property Pool by executing, acknowledging and delivering to Agent a Mortgage encumbering a Substituted Unencumbered Property and an assignment of rents, leases and profits and UCC-1 Financing Statements with respect to such Property, and such Property will thereupon become part of the Unencumbered Property Pool, provided that (i) the Substituted Unencumbered Property, in the good faith determination of Agent and Required Lenders, is of like quality to the Properties that are then part of the Unencumbered Property Pool, (ii) the Substituted Unencumbered Property will be deemed to have been added to the Unencumbered Property Pool as of the last day of the most recently concluded Calendar Quarter for purposes of determining compliance with the covenant contained in Section 6.1.3 hereof, (iii) the Property that is to become part of the Unencumbered Property Pool must be free of all liens and encumbrances, other than Permitted Liens, and (iv) no Property shall be a Substituted Unencumbered Property unless Agent has received such environmental reports with respect to such Property as Agent in good faith requires and such reports are acceptable to Agent and Required Lender in the good faith exercise of their business judgment.

                            4. CONDITIONS PRECEDENT

                  The performance by Lenders of any of their obligations hereunder is subject to the following conditions precedent:

                           4.1      Initial Funding of the Loans.

                                     (29)

                                    Borrower shall deliver or cause to be
delivered to Agent on the Closing Date (except as otherwise indicated herein), in form and substance satisfactory to Agent and its counsel, in addition to this Agreement, the following documents and instruments and the following transactions shall have been consummated:

                                    4.1.1. The Notes;

                                    4.1.2. A copy of Borrower's limited
partnership Agreement, certified to be a true, correct and complete copy of the original by a trustee or officer of the General Partner;

                                    4.1.3. A copy of Borrower's filed
certificate of limited partnership, certified by the Delaware Secretary of State

                                    4.1.4. A copy of Borrower's registration
as a foreign limited partnership in each jurisdiction in which Borrower conducts business, if such registration is required by the laws of such jurisdictions, each to be certified by the secretary of state of such jurisdictions;

                                    4.1.5. A guaranty and suretyship agreement
with respect to all obligations of Borrower under this Agreement and all other Loan Documents, executed by the General Partner;

                                    4.1.6. An environmental indemnity
agreement with respect to all Properties that at anytime are the subject of a Mortgage (regardless of whether such Mortgage has been recorded), executed by Borrower and the General Partner;

                                    4.1.7. A certified copy of the General
Partner's Trust Agreement and resolutions adopted by the Board of Trustees authorizing the execution, delivery and performance, as General Partner of Borrower of this Agreement, the Note, the Mortgages, all other Loan Documents, and all other documents and instruments required by Agent for the implementation of this Agreement to which Borrower is a party, all certified by a trustee or officer of the General Partner to be true and correct copies of the originals and to be in full force and effect as of the Closing Date;

                                    4.1.8. An incumbency and signature
certificate with respect to each of the trustees and officers of the General Partner authorized to execute and deliver, as General Partner of Borrower, this Agreement, the Notes, the Mortgages, the other Loan Documents, and all other documents and instruments required by Agent for the implementation of this Agreement and to be the Authorized Signers;

                                    4.1.9. A copy of the Partnership Actions
executed by the general partner(s) of each Venture authorizing the execution, delivery and performance of the respective Venture Note by each Venture, together with copies of each Venture's partnership agreement;

                                     (30)

                                    4.1.10. A Mortgage, executed and
acknowledged by Borrower, any subsidiary of Borrower or any Venture, as appropriate, with respect to each Property in the Initial Unencumbered Property Pool, and an assignment of rents, leases and profits and UCC-1 Financing Statements executed by Borrower with respect to each such Property.

                                    4.1.11. The opinion of Borrower's,
Borrower's subsidiaries' and the General Partner's counsel, in form and substance acceptable to Lender in their reasonable judgment;

                                    4.1.12. A Notice of Borrowing with respect
to any Advances and Venture Loans requested as of the Closing Date;

                                    4.1.13. Agent has received and Requisite
Lenders have approved the environmental reports with respect to the Initial Unencumbered Property Pool delivered to Agent pursuant to Section 6.1.24 hereof.

                                    4.1.14. Venture Notes evidencing, and
Borrower's and the General Partner's Guaranties of, any Venture Loans then requested by Borrower (except that no new note evidencing the Venture Loan to Turren Associates shall be required);

                                    4.1.15. Such additional documents or
instruments as may be required by this Agreement or as Agent may reasonably require; and

                           4.2      All Loan Fundings.

                                    On the Funding Date of any Advance of the
Facility or Venture Loan and on the issuance date of any Letter of Credit:

                                    4.2.1. Agent shall have received a Notice
of Borrowing as required by Section 2.2.2;

                                    4.2.2. The representations and warranties
set forth in Articles 5 and 5A hereof shall be true and correct on and as of such date, with the same effect as though made on and as of such date, except to the extent such representations and warranties relate to an earlier date or changes have been disclosed to all Lenders and accepted by Requisite Lenders;

                                    4.2.3. No Event of Default shall have
occurred and be continuing;

                                    4.2.4. Borrower shall be in compliance
with all of the terms and conditions hereof, of the Notes, and of all other Loan Documents, in each case on and as of the date of the performance of such obligations by Lenders;

                                    4.2.5. With respect to each Venture Loan,
Borrower shall cause to be delivered to Agent (if such have not theretofore been delivered to Agent), the organizational documents and all amendments thereto of the Venture receiving the Venture Loan, a copy of the action or


                                     (31)
resolutions of such Venture authorizing the execution, delivery and performance of the Venture Note to be executed by such Venture, and a signature and incumbency certificate with respect to the officers or partners of the entities signing on behalf of such Venture, each certified as true, complete and correct as of the Funding Date of such Venture Loan; and

                                    4.2.6. No event has occurred that would
have a Materially Adverse Effect upon Borrower or the General Partner.

                                    Each Advance of the Facility or Venture
Loan and each issuance of a Letter of Credit shall be deemed to constitute a representation and warranty by Borrower on the respective Funding Date or issuance date as to the matters specified in Sections 4.2.2, 4.2.3, 4.2.4 and
4.2.6 hereof. Continuations and conversions of outstanding portions of the Facility shall not be deemed to be new borrowings for purposes of this Section 4.2.

                 5. BORROWER'S REPRESENTATIONS AND WARRANTIES.

                           5.1.     Borrower represents and warrants
                                    to each Lender as follows:

                                    5.1.1.   Good Standing.

                                             Borrower is a limited partnership
organized under the laws of the State of Delaware; has the power and authority to own and operate Borrower's Properties and to carry on Borrower's Business where and as contemplated; and is duly qualified to do business in, and is in good standing in, every jurisdiction where the nature of Borrower's Business requires such qualification.

                                             The General Partner is a "real
estate investment trust" as defined in Section 856 of the Code and is an unincorporated association in business trust form duly organized and validly existing under the laws of the Commonwealth of Pennsylvania.

                                    5.1.2.   Power and Authority.

                                             The making, execution, issuance
and performance by Borrower and the General Partner of this Agreement, the Notes, the Mortgages, and the other Loan Documents to which Borrower or the General Partner is a party, have been duly authorized by all necessary action and will not violate any provision of law or regulation or of the partnership or trust agreement of Borrower or the General Partner; will not violate any agreement, trust or other indenture or instrument to which Borrower or the General Partner is a party or by which Borrower or the General Partner or any of their respective property is bound. This Agreement, the Notes, the Mortgages and the other Loan Documents have been duly executed and delivered by Borrower and the General Partner and constitute legal, valid and binding obligations of Borrower and the General Partner, respectively, enforceable in accordance with their respective terms.

                                     (32)

                                    5.1.3.   Financial Condition.

                                             5.1.3.1. The audited balance
sheet of the General Partner, together with income and surplus statements as at and for the General Partner's fiscal year ended August 31, 1996, and the unaudited balance sheet of the General Partner, together with income and surplus statements as at and for the nine months ended May 31, 1997 heretofore furnished to Agent are complete and correct in all respects, have been prepared in accordance with GAAP, consistently applied, and fairly present the financial condition of the General Partner as of said dates and the results of the General Partner's operations for the periods then ended. Except as set forth on such financial statements, the General Partner does not have any fixed, accrued or contingent obligation or liability for taxes or otherwise that is not disclosed or reserved against on its balance sheets. The General Partner has filed all federal, state and local tax returns required to be filed by it with any taxing authority. Since May 31, 1997, there has been no material adverse change in the condition of the General Partner's financial position or otherwise from that set forth in the balance sheet as of said date, other than the acquisition by the Borrower of The Rubin Organization, Inc. and certain of its assets. Borrower does not believe, in the exercise of reasonable business judgment, that there has been or will likely be a change relating to the business of the General Partner that would cause a Materially Adverse Effect on the General Partner. Borrower is not aware of any additional tax assessment or tax to be assessed that would have a Material Adverse Effect on the financial condition of the General Partner.

                                             5.1.3.2. The audited balance
sheet of Borrower, together with income and surplus statements as at and for Borrower's Last Reported Fiscal Year are complete and correct in all respects, have been prepared in accordance with GAAP, consistently applied, and fairly present the financial condition of the Borrower as of said dates and the results of Borrower's operations for the periods then ended. Except as set forth on such financial statements, Borrower does not have any fixed, accrued or contingent obligation or liability for taxes or otherwise that is not disclosed or reserved against on its balance sheets. Borrower has filed all federal, state and local tax returns required to be filed by it with any taxing authority. Since the date of such Financial Statements, there has been no material adverse change in the condition of Borrower's financial position or otherwise from that set forth in the balance sheet as of said date. Borrower does not believe, in the exercise of reasonable business judgment, that there has been or will likely be a change relating to the Business of Borrower that would cause a Materially Adverse Effect on Borrower. Borrower is not aware of any additional tax assessment or tax to be assessed that would have a Material Adverse Effect on the financial condition of Borrower. The representation contained in this Section 5.1.3.2 shall be deemed first made upon delivery by Borrower of the Financial Statements first delivered by Borrower pursuant to Section 6.1.9 hereof.

                                    5.1.4.   No Litigation.

                                             Except as set forth on Schedule
5.1.4 hereto, there are no suits or proceedings pending, or, to the knowledge of Borrower, threatened against or affecting Borrower, any of its Properties, any of the Properties of any Venture or the General Partner, and neither


                                     (33)

Borrower nor the General Partner is in default in the performance of any agreement to which Borrower or the General Partner may be a party or by which Borrower or the General Partner is bound, or with respect to any order, writ, injunction, or any decree of any court, or any federal, state, municipal or other government agency or instrumentality, domestic or foreign, which is likely to have a Materially Adverse Effect on Borrower or the General Partner.

                                    5.1.5.   Compliance.

                                             Borrower has all Governmental
Approvals necessary for the conduct of Borrower's Business, and the conduct of Borrower's Business is not and has not been in violation of any such Governmental Approvals or any applicable law, rule, regulation, judgment, decree or order, the failure to obtain or with which to comply would, in any such case, have a Materially Adverse Effect on Borrower. Neither Borrower nor the General Partner requires any Governmental Approvals to enter into, or perform under, this Agreement, the Notes, the Mortgages or any other Loan Document.

                                    5.1.6.   Compliance with Regulations T, U
                                             and X.

                                             Borrower is not engaged
principally, or as one of Borrower's important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meanings of Regulations T, U and X of the Board of Governors of the Federal Reserve System).

                                    5.1.7.   ERISA.

                                             With respect to each employee
pension benefit plan (within the meaning of Section 3(2) of ERISA other than any "multi-employer plan" within the meaning of Section 3(37) of ERISA) (hereinafter, a "Plan"), maintained for employees of Borrower or of any trade or business (whether or not incorporated) which is under common control with Borrower (within the meaning of Section 4001(b)(1) of ERISA), (i) there is no accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), as of the last day of the most recent plan year of such Plan heretofore ended, taking into account contributions made or to be made within the time prescribed by Section 412(c)(10) of the Code; (ii) each such Plan has been maintained in substantial compliance with its terms and ERISA; and (iii) there has been no "reportable event" within the meaning of
Section 4043 of ERISA and the regulations thereunder for which the 30-day notice requirement has not been waived. Borrower has not incurred any liability to the PBGC other than required insurance premiums, all of which, that have become due as of the date hereof, have been paid. Borrower is not a party to any multi-employer plan.

                                     (34)

                                    5.1.8.   Environmental.

                                             Except as set forth in Schedule
5.1.8 or as identified in the reports provided to Agent including those delivered pursuant to Section 6.1.24 hereof, or where failure to comply would not have or result in a Materially Adverse Effect on Borrower or the conduct of Borrower's Business;

                                             5.1.8.1. Borrower and each
Venture has, to the best of Borrower's knowledge, in the conduct of Borrower's Business, and the ownership and use of the Properties, complied, in all respects, with all federal, state and local, laws, rules, regulations, judicial decisions and decrees pertaining to the use, storage or disposal of hazardous waste or toxic materials.

                                             5.1.8.2. To the best of
Borrower's knowledge: (i) no Hazardous Substance, is present on any of the Properties in any quantity in excess of those allowed by applicable law; (ii) neither Borrower nor any Venture has been identified in any litigation, administrative proceedings or investigation as a responsible party for any liability under any Environmental Law; (iii) all materials that are located on any of the Properties in lawful amounts are properly stored and maintained in containers appropriate for such purposes. For purposes of this Agreement, the term "Environmental Law" means any and all applicable Federal, State and local environmental statutes, laws, ordinances, rules and regulations, whether now existing or hereafter enacted, together with all amendments, modifications, and supplements thereto, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), 42 U.S.C. '9601, as amended by the Superfund Amendments and Re-authorization Act of 1986 (Pub. L. No. 99-499, 100 Stat. 1613 (1986) (SARA) or 40 CFR Part 261,
whichever is applicable) and the term "Hazardous Substance" means all contaminants, hazardous substances, pollutants, hazardous waste, residual waste, solid waste, or similar substances or wastes which may be the subject of any Environmental Law.

                                             5.1.8.3. Borrower has delivered
to Agent in accordance with Section 6.1.24 hereof environmental studies and reports regarding the Properties comprising the Initial Unencumbered Property Pool.

                                    5.1.9.   Liens.

                                             None of the Properties that
constitute the Initial Unencumbered Property Pool is subject to any lien or encumbrance, other than Permitted Liens.

                                    5.1.10.  Other Contractual Obligations.

                                             The execution and delivery of
this Agreement does not, and the performance by Borrower and the General Partner of their respective obligations and covenants under this Agreement will not, violate any other contractual obligation of Borrower or the General Partner.

                                     (35)

                                    5.1.11.  Investment Company Act.

                                             Borrower is not an Investment
Company within the meaning of the Investment Company Act of 1940.

                                    5.1.12.  Public Utility Holding Company
                                             Act.

                                             Borrower is not a Public Utility
Holding Company within the meaning of the Public Utility Holding Company Act.

                                    5.1.13.  RICO.

                                             To the best of Borrower's
knowledge, neither Borrower nor the General Partner has engaged in any conduct or taken or omitted to take any action which violates RICO.

                                             5.1.14. Borrower is the legal and
beneficial owner of not less than 95% of the issued and outstanding capital stock of PREIT/Rubin.

         5.2.     Accuracy of Representations; No Default.

                  The information regarding the Borrower, any Venture Borrower or the General Partner set forth herein and on each of the Schedules hereto, in the Notes, the other Loan Documents and each document delivered by the Borrower to Agent or Lenders in connection herewith is complete and accurate and contains full and true disclosure of pertinent financial and other information in connection with the Loans. None of the foregoing contains any untrue statement of a material fact or omits to state a material fact necessary to make the information contained herein or therein not misleading or incomplete. No Event of Default hereunder, under the Note or the other Loan Documents, has occurred.



                 5A BORROWER'S REPRESENTATIONS AND WARRANTIES
                       REGARDING THE VENTURE BORROWERS.

         5A.1 Borrower, as the holder of a 50% or more beneficial, or other controlling, ownership in each of the Venture Borrowers, represents and warrants to Lender as follows with respect to each Venture Borrower which has executed a Venture Note:

                  5A.1.1   Good Standing.

                           Except as set forth on Schedule 5A.1.1, each
Venture Borrower is a partnership, corporation, joint venture or other entity, as applicable, and is duly organized and validly existing under the laws of its state of formation; has the power and authority to own and operate its respective Properties and to carry on its respective business where and as


                                     (36)
contemplated; is duly qualified to do business in, and is in good standing in, every jurisdiction where the nature of its business requires such qualification.

                  5A.1.2   Power and Authority.

                           The making, execution, issuance and performance by
each Venture Borrower of its respective Venture Note have been duly authorized by all necessary action and will not violate any provision of law or regulation or of the organizational documents of such Venture Borrower; will not violate any agreement, trust or other indenture or instrument to which such Venture Borrower is a party or by which such Venture Borrower or any of its property is bound. Each Venture Note has been duly executed and delivered by the respective Venture Borrower and constitutes the legal, valid and binding obligation of such Venture Borrower, enforceable in accordance with its respective terms.

                  5A.1.3   No Litigation.

                           To the best of Borrower's knowledge, and except as
set forth on Schedule 5.1.4 hereto, there are no suits or proceedings pending, or, to the knowledge of Borrower, threatened against or affecting any Venture Borrower, and none of the Venture Borrowers is in default in the performance of any agreement to which such Venture Borrower may be a party or by which such Venture Borrower is bound, or with respect to any order, writ, injunction, or any decree of any court, or any federal, state, municipal or other government agency or instrumentality, domestic or foreign, which is likely to have a Materially Adverse Effect on such Venture Borrower.

                  5A.1.4   Compliance.

                           To the best of Borrower's knowledge, each of the
Venture Borrowers has all Governmental Approvals necessary for the conduct of their respective businesses, and the conduct of their respective businesses is not and has not been in violation of any such Governmental Approvals or any applicable law, rule, regulation, judgment, decree or order, the failure to obtain or with which to comply with would, in any such case, have a Materially Adverse Effect on any Venture Borrower. No Venture Borrower requires any Governmental Approvals to enter into, or perform under its respective Venture Note.

                                     (37)

                  5A.1.5   Compliance with Regulations T, U and X.

                           No Venture Borrower is engaged principally, or as
one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meanings of Regulations T, U and X of the Board of Governors of the Federal Reserve System).

                  5A.1.6   ERISA.

                           With respect to each employee pension benefit plan
(within the meaning of Section 3(2) of ERISA other than any "multi-employer plan" within the meaning of Section 3(37) of ERISA) (hereinafter, a "Plan"), maintained for employees of any Venture Borrower or of any trade or business (whether or not incorporated) which is under common control with such Venture Borrower (within the meaning of Section 4001(b)(1) of ERISA), (i) there is no accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), as of the last day of the most recent plan year of such Plan heretofore ended, taking into account contributions made or to be made within the time prescribed by Section 412(c)(10) of the Code; (ii) each such Plan has been maintained in substantial compliance with its terms and ERISA; and (iii) there has been no "reportable event" within the meaning of
Section 4043 of ERISA and the regulations thereunder for which the 30-day notice requirement has not been waived. No Venture Borrower has incurred any liability to the PBGC other than required insurance premiums, all of which, that have become due as of the date hereof, have been paid. No Venture Borrower is a party to any multi-employer plan.

                  5A.1.7   Other Contractual Obligations.

                           To the best of Borrower's knowledge, the execution
by each Venture Borrower and delivery of such Venture Borrower's Venture Note does not, and the performance by such Venture Borrower of its obligations and covenants thereunder will not, violate any other contractual obligation of such Venture Borrower.

                  5A.1.8   Investment Company Act.

                           No Venture Borrower is an Investment Company within
the meaning of the Investment Company Act of 1940.

                  5A.1.9   Public Utility Holding Company Act.

                           No Venture Borrower is a Public Utility Holding
Company within the meaning of the Public Utility Holding Company Act.

                  5A.1.10  RICO.

                           To the best of Borrower's knowledge, no Venture
Borrower has engaged in any conduct or taken or omitted to take any action which violates RICO.

                                     (38)

                  5A.2     Accuracy of Representations; No Default.

                           The information regarding any Venture Borrower set
forth herein and on each of the Schedules hereto, in the Venture Borrower's Venture Note and each document known by Borrower to have been delivered by any Venture Borrower to Agent or Lenders in connection herewith is complete and accurate and contains full and true disclosure of pertinent financial and other information in connection with the Venture Loans. None of the foregoing contains any untrue statement of a material fact or omits to state a material fact necessary to make the information contained herein or therein not misleading or incomplete. No Event of Default hereunder or under the Venture Note has occurred.



                           6. AFFIRMATIVE COVENANTS

                  6.1.     Borrower's Covenants.

                           As long as any portion of the Indebtedness or any
Venture Loan remains outstanding and unpaid, Lenders have any obligation to extend Advances, or any Letter of Credit remains outstanding hereunder, Borrower covenants and agrees that, in the absence of prior written consent of Agent, Borrower shall:

                           6.1.1. Maximum Leverage Ratio Maintain the ratio
(expressed as a percentage) of Consolidated Liabilities, as reported in Borrower's most recent Company-Prepared Financial Statements, to Gross Asset Value at no more than 65% until the date, if any, on which the right of Agent to record the Mortgages has been terminated pursuant to Section 3.2.2 hereof (the "Recording Expiration Date") and thereafter at no more than 50%.

                           6.1.2. Consolidated NOI. Maintain Consolidated NOI
at no less than $40,000,000, tested quarterly at the end of each Calendar Quarter on a rolling four Calendar Quarter historical basis, and provide comparative Consolidated NOI calculations for the same Calendar Quarter of the prior Fiscal Year on a rolling four Calendar Quarter historical basis, and cause Consolidated NOI during any period of four consecutive Calendar Quarters which ends with any Calendar Quarter to be at least 90% of Consolidated NOI during the four Calendar Quarters determined at the end of the immediately prior Calendar Quarter;

                           6.1.3. Minimum Unencumbered Asset Coverage.
Maintain the ratio (expressed as a percentage) of Senior Liabilities to Unencumbered Asset Value, tested quarterly on a rolling four Calendar Quarter historical basis, of no more than 73% until the Recording Expiration Date and thereafter at no more than 60%;

                           6.1.4. Adjusted Tangible Net Worth. Maintain
Adjusted Tangible Net Worth at not less than $115,000,000, or such larger amount determined by adding thereto amounts equal to 75% of the net proceeds from Borrower's sale of equity securities (which shall not include limited


                                     (39)
partnership interests in Borrower issued as consideration for the conveyance of Properties to Borrower or any wholly-owned subsidiary of Borrower) or the General Partner's sale of equity securities from time to time, exclusive of gross proceeds used in any acquisition of intangible assets;

                           6.1.5. Minimum Fixed Charge Coverage Ratio.
Maintain, the ratio of Consolidated NOI to Actual Debt Service tested at the end of each Calendar Quarter on a rolling four Calendar Quarter historical basis at no less than 1.4 to 1 until the Recording Expiration Date and thereafter at no less than 1.7 to 1;

                           6.1.6. Prospective Minimum Fixed Charge Coverage
Ratio. Maintain, as of the last day of each Calendar Quarter, the ratio of Consolidated NOI to Pro Forma Debt Service with respect to the next four (4) Calendar Quarters at no less than 1.30 to 1 until the Recording Expiration Date and thereafter at not less than 1.65 to 1;

                           6.1.7. Deliver to Lenders, within 60 days after the
end of each Calendar Quarter, an income and expense statement, balance sheet, and schedule of sources and uses of funds, with respect to the operations and financial condition of Borrower, and each of its subsidiaries, and of the General Partner during and as of the last day of such Calendar Quarter, prepared and certified by Borrower's or the General Partner's chief financial officer, as appropriate;

                           6.1.8. Deliver to Lenders, within 60 days after the
end of each of the first three (3) Calendar Quarters, and within 120 days after the end of each Fiscal Year, Company-Prepared Financial Statements of Borrower and of the General Partner, which Company Prepared Financial Statements shall be certified by Borrower's or the General Partner's chief financial officer, as appropriate, and which annual statements of Borrower will include a consolidating schedule;

                           6.1.9. Deliver to Lenders, within 120 days after
the end of each Fiscal Year, audited financial statements of the General Partner, including an income and expense statement, balance sheet and schedule of sources and uses of funds, which financial statements shall include the unqualified opinion of Arthur Andersen & Co. or another national firm of certified public accountants reasonably acceptable to Agent; provided that if such financial statements are prepared by another national firm of certified public accountants that is reasonably acceptable to Agent, such statements may include a qualification with respect to the results of prior Fiscal Years for which such other accountants were not engaged by the General Partner, and provided that no opinion of any accountant shall be considered to be qualified merely because such accountants have relied upon financial statements or opinions prepared or issued by or on behalf of the Ventures;

                           6.1.10. Deliver to Lenders, within 120 days after
the end of each Fiscal Year of Borrower, Project Specific Information for such Fiscal Year prepared and certified by the chief financial officer of Borrower;

                                     (40)

                           6.1.11. Deliver to Lenders, at the time each
financial statement is required to be delivered pursuant to Sections 6.1.7 and
6.1.9 hereof, a covenant compliance certificate, together with a certification, signed by a senior executive officer of Borrower, both in the form of Schedule 6.1.11 attached hereto, certifying to Lender that there exists no breach of any of the covenants contained in this Article 6 or in
Article 7 hereof;

                           6.1.12. With reasonable promptness furnish to
Lenders all financial and business information provided to beneficiaries of the General Partner, the Securities and Exchange Commission, and the American Stock Exchange, and such additional information and data concerning the business and financial condition of Borrower as may be reasonably requested by Lenders; afford Lenders or their agents reasonable access to the financial books and records, computer records and properties of Borrower at all reasonable times after reasonable notice and permit Lenders or their agents to make copies and abstracts of same and to remove such copies; and abstracts from Borrower's premises and permit Lenders or their agents the right to converse directly with the independent accounting firm then engaged by Borrower to prepare its audited financial statements;

                           6.1.13. Cause the prompt payment and discharge of
all material taxes, governmental charges and assessments levied and assessed or imposed upon Borrower's or any Venture Borrower's assets and pay all other material claims which, if unpaid, might become liens or charges upon Borrower's or any Venture Borrower's assets, provided, however, that nothing in this Section shall require Borrower or any Venture Borrower to pay any such taxes, claims or assessments which are not overdue or which are being contested in good faith and by appropriate proceedings, with reserves therefor in an amount acceptable to Agent being available or having been set aside;

                           6.1.14. Maintain the existence of Borrower as a
limited partnership and all necessary foreign qualifications in good standing; continue to comply with all applicable statutes, rules and regulations with respect to the conduct of Borrower's Business to the extent the same are material to the financial condition of Borrower or the conduct of Borrower's Business; maintain such necessary licenses and permits required for the conduct of Borrower's Business, in each case if the failure to maintain or comply would have a Materially Adverse Effect on Borrower; and cause the General Partner to maintain its existence as a "real estate investment trust" under Section 856 of the Code

                           6.1.15. Promptly defend all actions, proceedings or
claims which would have a Materially Adverse Effect on Borrower or Borrower's Business and promptly notify Agent in wrting , for transmittal to Lenders of the institution of, or any change in, any such action, proceeding or claim if the same is in excess of $1,000,000 (other than claims covered by insurance in the ordinary course of business and booked on Borrower's balance sheet) or would have a Materially Adverse Effect on the financial condition of Borrower or its property if adversely determined;

                                     (41)

                           6.1.16. Comply in all material respects with the
requirements of ERISA applicable to any employee pension benefit plan (within the meaning of Section 3(2) of ERISA), sponsored by Borrower. With respect to any such plan, other than any "multi-employer plan" (within the meaning of Section 3(37) of ERISA), in the case of a "reportable event" within the meaning of Section 4043 of ERISA and the regulations thereunder for which the 30-day notice requirement has not been waived, or in the case of any other event or condition which presents a material risk of the termination of any such plan by action of the PBGC or Borrower, Borrower shall furnish to Agent a certificate of the chief financial officer of Borrower identifying such reportable event or such other event or condition and setting forth the action, if any, that Borrower intends to take or has taken with respect thereto, together with a copy of any notice of such reportable event or such other event or condition filed with the PBGC or any notice received by Borrower from the PBGC evidencing the intent of the PBGC to institute *proceedings to terminate any such plan. Such certificate of the chief financial officer or such other notice to be furnished to Agent in accordance with the preceding sentence shall be given in the manner provided for in
Section 10.4 hereof: (i) within 30 days after the Borrower knows of such reportable event or such other event or condition; (ii) as soon as possible upon receipt of any such notice from the PBGC; or (iii) concurrently with the filing of any such notice with the PBGC, as the case may be. For purposes of this Section, Borrower shall be deemed to have all knowledge attributable to the administrator of any such plan;

                           6.1.17. Maintain or cause to be maintained each
Property in good condition and repair, reasonable wear and tear excepted, making as and when necessary, all material repairs of every nature;

                           6.1.18. Except where failure to do so would not
have a Materially Adverse Effect on Borrower: perform, as and when due, all of Borrower's obligations (both monetary and non-monetary) under all leases, easements, agreements, mortgages and deeds of trust that encumber any part of the real estate assets of Borrower, within such applicable notice or cure period allowed Borrower pursuant to the relevant lease, easement, agreement, mortgage or deed of trust, pay and discharge, at or before maturity, all Borrower's material obligations and liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same;

                           6.1.19. Promptly after Borrower becomes aware that
any such event has occurred, Borrower shall notify Agent in writing for transmittal to Lenders of: (i) the occurrence or imminent occurrence of any event which causes or would imminently cause (A) any material adverse change in the Business, property, prospects or financial condition of Borrower or the General Partner (B) any representation or warranty made by Borrower hereunder to be untrue, incomplete or misleading in any material respect, or (C) the occurrence of any other Event of Default or Unmatured Event of Default hereunder; and (ii) the institution of, or the issuance of any order, judgment, decree or other process in, any litigation, investigation, prosecution, proceeding or other action by any governmental authority or other Person against Borrower or the General Partner and that does, or could, have a Materially Adverse Affect upon Borrower or the General Partner;

                                     (42)

                           6.1.20. Cause each Venture Borrower and cause the
borrowers under the Turren Note to pay and perform, when due, all of such Venture Borrower's or other borrower's respective obligations under any Venture Note executed by such Venture Borrower or under the Turren Note, as applicable;

                           6.1.21. Maintain or cause to be maintained
insurance on the Properties in such amounts, against such hazards and liabilities, and with such companies as is consistent with sound business practices, including without limitation:

                                    (i) Insurance against loss to the
Properties on an "all risk" policy form, covering insurance risks no less broad than those covered under a Standard Multi Peril (SMP) policy form, which contains a Commercial ISO "Causes of Loss-Special Form," in the then current form, and such other risks as Agent may reasonably require, in amounts equal to the full replacement cost of the Properties including fixtures and equipment, Borrower's interest in leasehold improvements, and the cost of debris removal, with an agreed amount endorsement, and with deductibles of not more than $50,000, except that any deductibles for any insurance covering damage by windstorm may be in amounts up to five percent (5%) of the value of the Property insured;

                                    (ii) Rent and rental value/extra expense
insurance (if the Property is tenant occupied) in amounts sufficient to pay during any period in which a Property may be damaged or destroyed, for a period of twelve (12) months: (x) at least 80% all rents and (y) all amounts (including, but not limited to, all taxes, assessments, utility charges and insurance premiums) required to be paid by tenants of the Property;

                                    (iii) Broad form boiler and machinery
insurance including business interruption/extra expense and rent and rental value insurance, on all equipment and objects customarily covered by such insurance and/or involved in the heating, cooling, electrical and mechanical systems of the Properties (if any are located at the Properties), but excluding individual HVAC equipment that serves only one residential apartment unit, providing for full repair and replacement cost coverage, and other insurance of the types and in amounts as Agent may reasonably require, but in no event less than that customarily carried by persons owning or operating like properties;

                                    (iv) During the making of any alterations
or improvements to a Property, (x) insurance covering claims based on the owner's or employer's contingent liability not covered by the insurance provided in subsection (vi) below, (y) workers' compensation insurance covering all persons engaged in such alterations or improvements, and (z) builder's completed value risk insurance against "all risks of physical loss" for construction projects of $1,000,000 or more;

                                     (43)

                                    (v) Insurance against loss or damage by
flood or mud slide in compliance with the Flood Disaster Protection Act of 1973, as amended from time to time, if the Properties are now, or at any time while the Indebtedness or any portion thereof remains unpaid shall be, situated in any area which an appropriate governmental authority designates as a special flood hazard area, in amounts equal to the full replacement value of all above grade structures on the Properties, or as such lesser amounts as may be available under Federal flood insurance programs;

                                    (vi) Commercial general public liability
insurance, with the location of the Properties designated thereon, against death, bodily injury and property damage arising on, about or in connection with the Properties, with Borrower or the applicable subsidiary or Venture listed as the named insured, with such limits as Borrower or the applicable subsidiary or Venture may reasonably require (but in no event less than $1,000,000 and written on a then current Standard "ISO" occurrence basis form or equivalent form), excess umbrella liability coverage with such limits as Borrower or the applicable subsidiary or Venture may reasonably require but in no event less than $5,000,000; and

                                    (vii) Such other insurance relating to the
Properties and the uses and operation thereof as Agent may, from time to time, require in the exercise of good faith;

                           6.1.22. Maintain the Unencumbered Property Pool
free from any mortgage, lien, pledge, charge, security interest or other encumbrance, whether voluntary or involuntary, other than Permitted Liens and mortgage liens in favor or Agent pursuant to this Agreement;

                           6.1.23. Comply, and cause the General Partner to
comply, in all material respects with all laws, rules, regulations, judgments, decrees, and orders, the failure with which to comply would have a Materially Adverse Effect on Borrower, any Venture or the General Partner; and

                           6.1.24. With respect to any Property that now is,
or hereafter becomes, part of the Unencumbered Property Pool, deliver to Agent
(i) a copy of each complete Phase I environmental report that Borrower or the General Partner may have as of the Closing Date; and (ii) promptly after receipt thereof by Borrower, a copy of each report prepared by any Person at Borrower's request regarding the presence thereon of any Hazardous Substance requiring remedial action under Environmental Laws, provided that Borrower shall not be required to deliver to Agent any additional environmental reports, including, without limitation, any ongoing, periodic reports of the monitoring of any environmental remediation undertaken with respect to any Property, except in the event Agent requests copies of any existing additional environmental reports due to concerns it may have based on reports previously provided, in the reasonable exercise of Agent's business judgment.

                                     (44)

                  6.2.     Indemnification.

                           Borrower hereby indemnifies and agrees to protect,
defend, and hold harmless Lenders and Lenders' directors, officers, employees, agents, attorneys and shareholders from and against any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims, or demands, including all reasonable counsel fees incurred in investigating, evaluating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with this Agreement, the Notes, the Loans, the Venture Notes, the Turren Note, the other Loan Documents and any transaction contemplated herein or therein including, but not limited to, claims based upon any act or failure to act by Agent and Lenders in connection with this Agreement, the Notes, the Loans, the Venture Notes, the Turren Note, the other Loan Documents and any transaction contemplated herein or therein; provided that Borrower shall not be liable for any portion of such losses, damages, expenses or liabilities resulting from any Lender's gross negligence or willful misconduct or that of any Lender's directors, officers, employees, agents, attorneys and shareholders or from any Lender's default under this Agreement. If Borrower shall have knowledge of any claim or liability hereby indemnified against, it shall promptly give written notice thereof to Agent for transmittal to Lenders. THIS COVENANT SHALL SURVIVE PAYMENT OF THE INDEBTEDNESS.

                           6.2.1. Agent shall promptly give Borrower written
notice of all suits or actions instituted against Lenders with respect to which Borrower has indemnified Lenders, and Borrower shall timely proceed to defend any such suit or action. Lenders shall also have the right, at the expense of Borrower, to participate in or, at Lenders' election, assume the defense or prosecution of such suit, action, or proceeding, and in the latter event Borrower may employ counsel and participate therein. Each Lender shall have the right to adjust, settle, or compromise any claim, suit, or judgment after notice to Borrower, unless Borrower desires to litigate such claim, defend such suit, or appeal such judgment and simultaneously therewith deposits with Agent collateral security sufficient to pay any judgment rendered, with interest, costs, legal fees and expenses; and the right of Lenders to indemnification under this Agreement shall extend to any money paid by Lenders in settlement or compromise of any such claims, suits, and judgments in good faith, after notice to Borrower.

                           6.2.2. If any suit, action, or other proceeding is
brought by Lenders against Borrower for breach of Borrower's covenant of indemnity herein contained, separate suits may be brought as causes of action accrue, without prejudice or bar to the bringing of subsequent suits on any other cause or causes of action, whether theretofore or thereafter accruing.



                             7. NEGATIVE COVENANTS

                  7.1.     Borrower's Negative Covenants.

                                     (45)

                           As long as any portion of the Indebtedness or of
any Venture Loan shall remain outstanding and unpaid, Lenders have any obligation to extend Advances or any Letter of Credit remains outstanding hereunder, Borrower covenants and agrees that, in the absence of prior written consent of Agent, Borrower shall not:

                           7.1.1. Other Indebtedness. Create, assume, incur or
otherwise be liable for Senior Liabilities, excluding Senior Liabilities incurred pursuant to this Agreement, in amounts in excess of $20,000,000 in the aggregate until the Recording Expiration Date and thereafter in excess of $50,000,000 in the aggregate;

                           7.1.2. Dividends. Pay dividends or other
distributions to partners of Borrower in any Fiscal Year in excess of Funds From Operations for such Fiscal Year;

                           7.1.3. Except with the prior consent of Requisite
Lenders or as may be permitted pursuant to Section 7.1.1 hereof, increase the amount of Borrower's Contingent Liabilities with respect to any of the Existing Projects identified in Part A of Schedule 1.1.C. to an amount greater than the applicable amount set forth on Schedule 7.1.3 hereof.

                           7.1.4. Except with the prior consent of Requisite
Lenders or as may be permitted pursuant to Section 7.1.1 hereof, incur any additions to Borrower's Debt, as such may exist on the date hereof, with respect to any of the Existing Projects such that Borrower's Debt with respect to any Existing Project would be greater than the applicable amount set forth or Schedule 7.1.4 hereof.

                           7.1.5. Except with the prior consent of Requisite
Lenders, permit the aggregate value of Borrower's Land Holdings and of Borrower's Percentage Interest in the Land Holdings of any Venture to exceed five percent (5%) of Gross Asset Value.

                           7.1.6. Change the general character of Borrower's
Business from that in which it is currently engaged; enter into proceedings in total or partial dissolution; merge or consolidate with or into any entity, or acquire all or substantially all of the assets or securities of any other Person, unless Borrower remains the surviving entity and Borrower continues to be engaged primarily in the business of owning and operating shopping centers or multi-family residential income-producing properties;

                           7.1.7. Use any part of the proceeds of the Loans to
purchase or carry, or to reduce, retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by Agent, Borrower will furnish Agent statements in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation;

                           7.1.8. Except as described in Schedule 5.1.8, use,
generate, treat, store, dispose of, or otherwise introduce any Hazardous Substances, pollutants, contaminants, hazardous waste, residual waste or solid


                                     (46)
waste (as defined above) into or on any of the Properties and will not cause, suffer, allow, or permit anyone else to do so in material violation of any Environmental Law, and will not knowingly acquire, or permit any subsidiary of Borrower or any Venture to knowingly acquire, any Property on which any Hazardous Substance, pollutant, contaminant, hazardous waste, residual waste or solid waste has been used, generated, treated, stored, disposed of or otherwise introduced in violation of any Environmental Law; provided that such a Property may be acquired if (i) Borrower has received (A) a final remediation plan, prepared by a qualified environmental engineer, for the remediation of the violative environmental situation, Borrower's direct or indirect liability for the cost of which remediation is reasonably estimated to be less than $1,000,000 or (B) the written consent of Requisite Lenders or
(ii) the Property is a Property identified in Schedule 7.1.8 hereof and is acquired under the conditions set forth on Schedule 7.1.8;

                           7.1.9. Engage in any conduct or take or fail to
take any action which will, or would, if the facts and circumstances relative thereto were discovered, violate RICO.

                           7.1.10. Agree with any other Person not to
encumber, whether by mortgage, lien, pledge, charge, security interest, or other encumbrance, any parcel of the Unencumbered Property Pool.



                                  8. DEFAULT

                  8.1.     Events of Default.

                           The occurrence of any one or more of the following
events, conditions or states of affairs, shall constitute an "Event of Default" hereunder, under the Notes and under each of the other Loan Documents, provided however, that nothing contained in this Article 8 shall be deemed to enlarge or extend any grace period provided for in the Notes or any other Loan Document:

                           8.1.1. Failure by Borrower to pay the Indebtedness
or any portion thereof within five (5) Business Days after the same becomes due, provided that the foregoing grace period shall not apply to any payment due on the Termination Date;

                           8.1.2. Failure by Borrower to observe or perform
any agreement, condition, undertaking or covenant in this Agreement, the Note, or the other Loan Documents, which failure, if it does not consist of the failure to pay money to Agent or a Lender and is susceptible to being cured, is not cured within twenty (20) days after written notice from Agent or such Lender (but if such failure cannot reasonably be cured within such twenty (20) day period, such shall not be an Event of Default if Borrower has commenced such cure within such twenty (20) day period and thereafter diligently pursues such cure to its completion, but in no event shall the period to cure exceed


                                     (47)
one hundred twenty (120) days); provided that the notice and grace period provided in this Section 8.1.2 shall not apply to the breach by Borrower of any covenants contained in Sections 6.1.1, 6.1.2, 6.1.3, 6.1.4, 6.1.5, 6.1.6,
6.1.14, 6.1.19, 6.1.20, 7.1.1, 7.1.2, 7.1.3, 7.1.4, 7.1.5 or 7.1.6 hereof or a voluntary or consensual breach of the covenant contained in Section 7.1.10 hereof, and provided further that the grace period with respect to a breach of the covenants contained in Section 6.1 hereof that pertain to the delivery to Lenders of financial information shall be limited to thirty(30) days after delivery of Agent's or any Lender's written notice of such breach;

                           8.1.3. Any representation or warranty of the
Borrower made, or deemed made, in this Agreement, the Notes, the Venture Notes, the other Loan Documents or any statement or information in any report, certificate, Financial Statement or other instrument furnished by Borrower in connection with making of this Agreement, the making of the Loans hereunder or in compliance with the provisions hereof or any other Loan Document shall have been false or misleading in any material respect when so made, deemed made or furnished;

                           8.1.4. Borrower shall become insolvent or unable to
pay its debts as they mature, or file a voluntary petition or proceeding seeking liquidation, reorganization or other relief with respect to itself under any provision of the Bankruptcy Code or any state bankruptcy or insolvency statute, or make an assignment or any other transfer of a material portion of Borrower's assets for the benefit of its creditors, or apply for or consent to the appointment of a receiver for its assets, or suffer the filing against its property of any attachment or garnishment or take any action to authorize any of the foregoing; or an involuntary case or other proceeding shall be commenced against Borrower seeking liquidation, reorganization or other relief with respect to its debts under the Bankruptcy Code or any other bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days (it being understood that no delay period applies with respect to any default arising under this Section by reason of the filing of a voluntary petition by Borrower under the Bankruptcy Code or any state bankruptcy or insolvency statute or the making of an assignment or other transfer of a material portion of Borrower's assets for the benefit of Borrower's creditors or by reason of Borrower applying for or consenting to the appointment of a receiver for Borrower's assets); or an order for relief shall be entered against the Borrower under any provision of the Bankruptcy Code or any state bankruptcy or insolvency statute as now or hereafter in effect;

                           8.1.5. Entry of a final judgment or judgments
against Borrower by a court of law in an amount exceeding an aggregate of $1,000,000 outstanding at any one time: (i) which is not fully or unconditionally covered by insurance; or (ii) for which Borrower has not established a cash or cash equivalent reserve in the amount of such judgment or judgments that were entered by a court of record against Borrower; or (iii) enforcement of such judgment or judgments has not been stayed or such judgment or judgments shall continue in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied or bonded pending appeal;

                                     (48)

                           8.1.6. Regardless of the intent or knowledge of
Borrower, if the validity, binding nature or enforceability of any material term, provision, condition, covenant or agreement contained in this Agreement, any other Loan Document or in any other existing or future agreement between Borrower and Lenders in connection with the Indebtedness shall be wrongfully disputed by, on behalf of, or in the right or name of Borrower or if any such material term, provision, condition, covenant or agreement shall be found or declared to be invalid, non-binding, unenforceable or avoidable by any governmental authority or court and the parties cannot agree upon substitutions therefor within thirty (30) days; or

                           8.1.7. Borrower shall be accused of conduct in
violation of RICO which is not explained to Lenders within ten (10) days thereafter in a manner in which Lenders, in their sole discretion, determine that such accusation is not likely to result in a RICO indictment;

                           8.1.8. The occurrence of any unwaived "Event of
Default" under any Venture Note or the Turren Note;

                           8.1.9. Borrower shall have defaulted in the payment
when due of any Debt in an amount in excess of $1,000,000 and such default shall have continued beyond any period of grace permitted with respect thereto, unless waived,

                                    whereupon,  and in  every  such  event,
upon the vote of Requisite Lenders Agent shall (i) by notice to Borrower, terminate the commitments to lend pursuant to this Agreement and they shall thereupon terminate, and (ii) without notice to Borrower, declare the Notes (together with accrued interest thereupon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower. Notwithstanding the foregoing, upon any Event of Default arising from any of the events or circumstances described in Section 8.1.4 hereof, the Notes shall, without any further action, become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower.

                                    For purposes of Sections  8.1.4,  8.1.5,
8.1.7 and 8.1.9 hereof, the term "Borrower" shall include the General Partner.

                  8.2.     Remedies on Default.

                           Upon the occurrence and continuation of any Event
of Default, Agent may, subject to Article 9 hereof, and shall, in accordance with Section 8.1 hereof, forthwith declare all Indebtedness to be immediately due and payable, without protest, demand or other notice (which are hereby expressly waived by Borrower) and, in addition to the rights specifically granted hereunder or now or hereafter existing in equity, at law, by virtue of


                                     (49)
statute or otherwise (each of which rights may be exercised at any time and from time to time), Agent may exercise the rights and remedies available to Lenders at law or in equity or under this Agreement, the Notes and any of the other Loan Documents or any other agreement by, between or among Borrower and Lenders in accordance with the respective provisions thereof.

                  8.3.     Set-Off Rights Upon Default.

                           Upon and during the continuance of any Event of
Default, Lenders, in addition to any remedies set forth above, shall have the right at any time and from time to time without notice to Borrower (to the extent permitted by law) (any such notice being expressly waived by Borrower and to the fullest extent permitted by applicable Rules, to set off, to exercise any banker's lien or any right of attachment or garnishment and apply any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies at any time held by any Lender and other indebtedness at any time owing by any Lender to or for the account of Borrower (but excluding accounts in Borrower's name that constitute escrowed funds or trust funds of others) against any and all Indebtedness or other obligations of Borrower now or hereafter existing under this Agreement, the Notes, or any other Loan Document, whether or not any Lender shall have made any demand hereunder or thereunder. All net funds recovered under the rights provided in this Section 8.3 shall be recovered by Lenders as agent for the other Lenders and shall be distributed among Lenders according to their Pro Rata Shares. Each Lender shall be an agent of all other Lenders for purposes of rights of set-off.

                  8.4.     Purchase of Venture Notes Upon Default.

                           Upon the occurrence and during the continuance of
any Event of Default, Agent shall, at the instruction of Requisite Lenders, give written notice to Borrower that an Event of Default has occurred and is continuing and that Lenders require Borrower to purchase from Lenders all of the Venture Notes and the Turren Note. Borrower shall purchase from each Lender each of the Venture Notes and from CoreStates Bank, N.A., the Turren Note, for a price equal to the outstanding principal balance of, and all accrued and unpaid interest on, each Venture Note or the Turren Note, the aggregate amount of which for all Venture Notes or the Turren Note, as applicable (the "Purchase Price") shall be paid in immediately available funds to Agent on or before five (5) Business Days after receipt of Agent's notice requiring the repurchase of all Venture Notes and the Turren Note. The sale of the Venture Notes and Turren Note shall be on an "as is" basis and, except (i) for Lenders' ownership thereof, and (ii) that the Venture Notes or the Turren Note, as applicable, shall be free and clear of encumbrances and other assignments, shall be without representation or warranty of any kind, which Lenders disclaim, including without limitation, the execution, legality, validity, genuineness, sufficiency, value, transferability, enforceability or collectibility of the Venture Notes or the Turren Note, as applicable, the existence or value of any collateral therefor, and the priority of any interests in such collateral. Upon Lenders' receipt of collected funds in the amount of the Purchase Price, Lenders shall deliver the original Venture Notes or the Turren Note, as applicable, to Borrower, each endorsed by the appropriate Lender, without recourse, together with any collateral documentation therefor appropriately assigned to Borrower.

                                     (50)

                  8.5.     Singular or Multiple Exercise; Non-Waiver.

                           The remedies provided herein, in the Notes and in
the other Loan Documents or otherwise available to Lender at law or in equity and any warrants of attorney therein contained, shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of Agent, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

                                   9. AGENT

                  9.1.     Appointment.

                           Each Lender hereby appoints CoreStates Bank, N.A.
as agent hereunder, and each Lender hereby authorizes Agent to act hereunder and under the other instruments and agreements referred to herein (including, without limitation, the Notes, the Mortgages, and the other Loan Documents) as its agent hereunder and thereunder. Agent agrees to act as such upon the express conditions contained in this Article 9 and in the Loan Documents. The provisions of this Article 9 are solely for the benefit of Lenders; Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof except with respect to the provisions requiring Borrower's consent or that certain matters be satisfactory to Borrower. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrower.

                  9.2.     Powers; General Immunity.

                           9.2.1.   Duties Specified.

                                    Each Lender irrevocably authorizes Agent
to take such action on such Lender's behalf and to exercise such powers hereunder and under the other instruments and agreements referred to herein (including, without limitation, the Loan Documents) as are specifically delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Agent shall have only those duties and responsibilities which are expressly specified in this Agreement and the other Loan Documents and Agent may perform such duties by or through its agents or employees. The duties of Agent shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or the other instruments and agreements referred to herein except as expressly set forth herein or therein. Agent agrees promptly to transmit to Lenders any documents which have been transmitted by Borrower to Agent for transmittal to Lenders. Agent shall take such action as has been determined to be taken by a vote of the applicable Lenders hereunder. In performing its duties and functions under this Agreement and the Loan Documents, Agent will exercise the same care which it normally exercises in making and handling loans and handling collateral in which it alone is interested, but Agent assumes no further responsibility.

                                     (51)

                           9.2.2.   Powers of Agent.

                                    9.2.2.1. In General.

                                    Unless otherwise specifically limited by
this Section 9.2.2, Agent may take all actions hereunder on behalf of all of the Lenders without seeking the advise or consent of any of the Lenders.

                                    9.2.2.2. Actions Requiring Certain Votes
of Lenders.

                                    Notwithstanding anything to the contrary
herein contained, Agent agrees that it will not, without the unanimous consent of the Lenders, take any of the following actions whether voluntary or involuntary pursuant to this Agreement: (i) decrease any of the rates of interest with respect to the Loan hereunder; (ii) decrease, or postpone the required date of payment of, any fees with respect to the Loans hereunder;
(iii) reduce the principal of the Loan; (iv) postpone the date fixed for any payment of principal of or interest on the Loan; (v) change the definitions of Pro Rata Shares or Requisite Lenders; (vi) amend Section 3.2 (or any defined terms or financial covenants referenced therein) or this Section 9.2.2.2;
(vii) waive Agent's duty to record the Mortgages when required pursuant to
Section 3.2.1 hereof; (viii) release any collateral for the Loan on terms other than as specifically provided herein; (ix) increase the Commitment Amount, or (x) make any Advance after the occurrence of, and during the continuation of, any Event of Default.

                                    9.2.2.3. Actions Requiring Votes of
Requisite Lenders.

                                    Notwithstanding anything to the contrary
herein contained, Agent agrees that it will not without the vote of the Requisite Lenders: (i) declare any Event of Default; (ii) exercise any remedies upon and after the occurrence of an Event of Default; or (iii) subject to Section 9.2.2.2 hereof, amend or waive any provision of this Agreement.

                                    9.2.2.4. Agent's Action when Lender Fails
to Respond.

                                    If Agent requests authority to act in a
specified manner, Agent may, at Agent's option, act as if a Lender had approved such request if such Lender fails or refuses to respond to Agent's request within seven (7) Business Days after receipt of Agent's written request.

                           9.2.3.   No Responsibility for Certain Matters.

                                    Agent shall not be responsible to any
Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement, the Notes or the other Loan Documents, or for any representations, warranties, recitals or


                                     (52)
statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by Agent to Lenders or by or on behalf of Borrower to Agent or any Lender except to the extent Agent has actual knowledge to the contrary that such representation, warranty, recital or statement is false or incorrect, or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Event of Default or Unmatured Event of Default or potential Event of Default or Unmatured Event of Default.

                           9.2.4.   Exculpatory Provisions.

                                    Agent and its officers, directors,
employees and agents shall not be liable to any Lender for any action taken or omitted hereunder or in connection herewith (including, without limitation, any act or omission under the Notes or the other Loan Documents) unless caused by its or their gross negligence or willful misconduct. If Agent shall request instructions from Lenders with respect to any act or action (including the determination not to take an action) in connection with this Agreement, the Notes or the other Loan Documents, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Requisite Lenders or the applicable percentage of Lenders, as the case may be. Without prejudice to the generality of the foregoing, (i) Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Borrower), accountants, experts and other professional advisors selected by it with the approval of Requisite Lenders; and (ii) no Lender shall have any right of action whatsoever against Agent as a result of Agent's acting or (where so instructed) refraining from acting under this Agreement, the Notes, or other Loan Documents in accordance with the instructions of the Requisite Lenders or the applicable percentage of Lenders, as the case may be. Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement, the Notes, or other Loan Documents unless and until it has obtained the instructions of the Requisite Lenders.

                           9.2.5.   Agent Entitled to Act as Lender.

                                    The agency hereby created shall in no way
impair or affect any of the rights and powers of, or impose any duties or obligations upon, Agent in its individual capacity as a Lender hereunder. With respect to its granting of Loans, Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the terms "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Notwithstanding the foregoing, Agent shall not be influenced to act hereunder in a manner inconsistent with the best interests of Lenders by reason of Agent's involvement in unrelated transactions with Borrower or with any


                                     (53)

Affiliate of Borrower. Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Borrower or any Affiliate of Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower or such Affiliate for services in connection with this Agreement and otherwise without having to account for the same to Lenders. Lenders acknowledge that Agent has, and may from time to time hereafter, enter into lending arrangements with Borrower or Affiliates of Borrower and that Borrower may grant mortgages, security interests or otherwise encumber its assets in favor of Agent individually and not as agent for the Lenders as collateral for such lending arrangements, which shall be independent of the Loan hereunder, provided that Agent shall not, in connection with any such transaction, encumber any property of Borrower that would constitute a breach of any of Borrower's covenants under this Agreement.

                           9.2.6.   No Responsibility for Creditworthiness.

                                    Each Lender represents and warrants that
it has made its own independent investigation of the financial condition and affairs of Borrower and the General Partner in connection with the making of the Loans hereunder and has made and shall continue to make its own appraisal of the creditworthiness of Borrower. Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or, except as expressly provided in this Agreement, to provide any Lender with any credit or other information with respect thereto whether coming into its possession before the making of Loans or any time or times thereafter, and Agent shall further have no responsibility with respect to the accuracy of or the completeness of the information provided to Lenders.

                                     (54)

                           9.2.7.   Right to Indemnity.

                                    Each Lender severally agrees to indemnify
Agent, its officers, directors, employees and agents, proportionately to its Pro Rata Share and to the extent Agent shall not have been reimbursed by Borrower, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder or in any way relating to or arising out of this Agreement, except in its capacity as a Lender; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct; and provided further that Agent shall not be entitled to be indemnified hereunder for amounts paid by Agent in settlement of litigation prior to final judgment unless such settlement shall be consented to by Requisite Lenders. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against (other than acts constituting Agent's obligations to Lenders hereunder) until such additional indemnity is furnished.

                           9.2.8.   Resignation; Removal; Successor Agent.

                                    9.2.8.1. Agent may resign from the
performance of all its functions and duties hereunder at any time by giving 45 Business Days' prior written notice to Borrower and Lenders. Agent may be removed at any time with cause by a notice or concurrent notices in writing delivered to Borrower and Agent and signed by all Lenders other than Agent. Such resignation or removal shall take effect upon the acceptance by a successor Agent pursuant to subsections 9.2.8.2 and 9.2.8.3.

                                    9.2.8.2. Upon any such notice of
resignation or removal, Lenders upon the vote of the Requisite Lenders shall have the right to appoint a successor Agent which shall be a Lender, or such other Person as is satisfactory to Borrower. Such successor agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent, and the retiring or removed Agent shall be discharged from all its duties and obligations as Agent under this Agreement (except as otherwise provided herein).

                                    9.2.8.3. If a successor Agent shall not
have been so appointed within said 45 Business Day period, a resigning (but not a removed) Agent, with the consent of Borrower, shall then appoint a successor Agent, which shall be a commercial bank with capital and surplus of not less than $5,000,000,000 who shall serve as Agent until such time, if any, as the Requisite Lenders, with the consent of Borrower, appoint a successor Agent as provided above.

                                     (55)

                                    9.2.8.4. If at the time of Agent's
resignation or removal pursuant to this Section 9.2.8 Agent's Pro-Rata Share exceeds 33-1/3%, the term "Requisite Lenders," for purposes of this Section
9.2.8 only, shall mean either (i) Lenders whose aggregate Pro Rata Shares equal or exceed 66.67% or (ii) all Lenders other than Agent.

                  9.3.     Sharing of Recoveries.

                           Lenders hereby agree that all sums recovered (and
the proceeds of all property recovered) from Borrower by any Lender hereunder, whether as a result of the enforcement of any Mortgage or other Loan Document or on foreclosure of any banker's or other lien or any setoff or other claim on or against any deposit or other balance of Borrower held by any Lender, shall be on behalf of Lenders and shall be shared by Lenders according to their respective Pro Rata Shares. If a Lender shall make any recovery, it will promptly remit to the other Lenders their Pro Rata Shares thereof. No Lender's Pro Rata Share shall have priority over any other Lender's Pro Rata Share.

                  9.4      Ratable Sharing.

                           Each Lender and each subsequent holder by
acceptance of a Note agree among themselves that with respect to all amounts received by them which are applicable to the payment of or reduction of a proportion of the aggregate amount of principal and interest due with respect to the Notes held by the Lender or holder, which is greater than the proportion received by any other holder of a Note in respect to the aggregate amount of principal and interest due with respect to the Notes held by it, or any other amount payable hereunder, that the Lender or holder of a Note receiving such proportionately greater payments shall notify each other Lender and the Agent of such receipt and remit to them such amounts as are necessary so that all such recoveries of principal and interest with respect to the Notes shall be proportionate to the Lenders' respective Pro Rata Shares. If any Lender or holder of a Note receiving such proportionately greater payments is required to return such proportionately greater payment to any trustee, receiver or other representative of or for Borrower upon or by reason of the bankruptcy, insolvency, reorganization or dissolution of any entity comprising Borrower, then such other Lender(s) which received its or their Pro Rata Share of such proportionately greater payment must also return such amounts to Borrower as if such payment or payments from the Lender receiving such proportionately greater payments had not been made.



                               10. MISCELLANEOUS

                  10.1     Integration.

                           This Agreement, the Notes, and the other Loan
Documents shall be construed as one agreement, and in the event of any inconsistency, the provisions of the Notes shall control over the provision of this Agreement or any other Loan Document, and the provisions of this


                                     (56)

Agreement shall control over the provisions of any other Loan Document. This Agreement, the Notes and the other Loan Documents contain all the agreements of the parties hereto with respect to the subject matter of each thereof and supersede all prior or contemporaneous discussions and agreements with respect to such subject matter.

                  10.2.    Modification.

                           Except as provided in Section 9.2.2.2 hereof, and
provided that no modification of Article 9 hereof may be made without Agent's consent, modifications or amendments of or to the provisions of this Agreement, Notes, or any other Loan Document shall be effective only if set forth in a written instrument signed by Requisite Lenders and Borrower. No Lender shall amend any Note payable to such Lender without the written consent of Requisite Lenders.

                  10.3.    Waivers.

                           Except as provided in Section 9.2.2.2 hereof, any
provision of this Agreement, the Notes or any other Loan Document may be waived if, but only if, such waiver is in writing and is signed by the Borrower and Requisite Lenders.

                  10.4     Notices.

                           Except as hereinelsewhere specifically allowed with
respect to a Notice of Borrowing or a Notice of Rate Election, any notice or other communication by one party hereto to the other shall be in writing and shall be deemed to have been validly given upon receipt if by hand delivery, or by overnight delivery service or by telecopier, or two days after mailing if mailed, first class mail, postage prepaid, return receipt requested, addressed as follows:

         If to Borrower:

                   PREIT Associates, L.P.
                   c/o Pennsylvania Real Estate Investment Trust
                   455 Pennsylvania Avenue, Suite 135
                   Fort Washington, PA 19034
                   Attn: Jeffrey A. Linn, Senior Vice President - Acquisitions
                   Telecopier: (215) 542-9179

                                     (57)

                           With a copy to:

                                   Howard A. Blum, Esq.
                                   Drinker, Biddle & Reath
                                   1100 PNB Building
                                   Broad and Chestnut Streets
                                   Philadelphia, PA  19107
                                   Telecopier:  (215) 988-2757

                           If to the Agent:

                                   CoreStates Bank, N.A.
                                   FC 1-8-10-67
                                   Widener Building 10th Floor
                                   1339 Chestnut Street
                                   P.O. Box 7618
                                   Philadelphia, PA  19107
                                   Attn:  Glenn W. Gallagher, Vice President
                                   Telecopier (215) 786-6381

                           With a copy to:

                                   CoreStates Capital Markets
                                   1345 Chestnut Street
                                   FC1-8-12-1
                                   Philadelphia, PA  19101-7618
                                   Attn: Stacey Shegda, Assistant Vice President Telecopier (215) 973-6621
                                   Telephone (215) 973-1887

                           With a copy to:

                                   Kenneth I. Rosenberg, Esquire
                                   Mesirov Gelman Jaffe Cramer & Jamieson
                                   1735 Market Street, 38th Floor
                                   Philadelphia, PA 19103-7598
                                   Telecopier (215) 994-1111

                           With a copy to:

                                   Firstrust Savings Bank
                                   1931 Cottman Avenue
                                   Philadelphia, PA  19111
                                   Attn: William J. Lloyd, Jr.,


                                     (58)

                                    Manager-Commercial Real Estate
                                    Telecopier: (215) 725-1614

                            With a copy to:

                                    Fleet Bank, N.A.
                                    22 West Marlton Pike
                                    Cherry Hill, NJ 08002
                                    Attn: Timothy C. Thompson, Vice President
                                    Telecopier: (609) 795-0216

                            |With a copy to:

                                     PNC Bank, National Association
                                     1600 Market Street, 30th Floor
                                     Philadelphia, PA 19103
                                     Attn: Robert C. Ballard, Vice President
                                     Telecopier: (215) 686-5806

                            With a copy to:

                                    Summit Bank
                                    1800 Chapel Avenue West, 2nd Flr.
                                    Cherry Hill, NJ 08002
                                    Attn: Amy L. Brown, Regional Vice President
                                    Telecopier: (609) 486-3717


                  10.5.    Survival.

                           The terms of this Agreement and all agreements,
representations, warranties and covenants made by Borrower in any other Loan Document shall survive the issuance and payment of the Notes and shall continue as long as any portion of the Indebtedness shall remain outstanding and unpaid; provided, however, that the covenants set forth in Sections 2.2.7, 6.2, 10.8, and 10.9 hereof shall survive the payment of the Indebtedness. Borrower hereby acknowledges that Lenders have relied upon the foregoing in making the Loans.

                  10.6.    Closing.

                           Closing hereunder shall occur on or before October
15, 1997 at the offices of Mesirov Gelman Jaffe Cramer & Jamieson, 1735 Market Street, 38th Floor, Philadelphia, Pennsylvania 19103-7598 or at such other time and place as the parties hereto may determine. In the event Closing is not held on or before October 15, 1997, unless extended by all of the parties hereto, the rights and obligations of the parties hereto contained herein shall be terminated and be of no further force or effect except for the provisions of Sections 6.2, 10.8, and 10.9.

                                     (59)

                  10.7.    Successors and Assigns; Governing Law.

                           This Agreement shall be binding upon and inure to
the benefit of the respective successors and assigns of the parties hereto; provided, however (i) that Borrower shall not assign this Agreement, or any rights or duties arising hereunder, without the express prior written consent of all Lenders and (ii) no Lender may assign its rights or duties arising hereunder or enter into any participation arrangement other than as permitted by Section 10.10 hereof without the express prior written consent of Borrower. This Agreement shall be construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania for contracts made and to be performed in Pennsylvania.

                  10.8.    Jurisdiction.

                           IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR
INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE RELATIONSHIP EVIDENCED HEREBY, BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN ANY COUNTY IN THE COMMONWEALTH OF PENNSYLVANIA WHERE AGENT MAINTAINS AN OFFICE AND AGREES NOT TO RAISE ANY OBJECTION TO SUCH JURISDICTION OR TO THE LAYING OR MAINTAINING OF THE VENUE OF ANY SUCH PROCEEDING IN SUCH COUNTY. BORROWER AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE DULY EFFECTED UPON IT BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO BORROWER.

                  10.9.    Waiver of Jury Trial.

                           BORROWER, AGENT AND EACH LENDER HEREBY WAIVE TRIAL
BY JURY IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS EVIDENCED HEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDERS TO ENTER INTO, ACCEPT OR RELY UPON THIS AGREEMENT.

                  10.10.   Assignment by Lenders; Participation.

                           10.10.1 Each Lender may, with the consent of
Borrower that shall not unreasonably be withheld, delayed or conditioned, assign, or enter into participation arrangements with respect to, portions of such Lender's interest in this Agreement, the Facility and the Note and other Loan Documents evidencing or securing such Lender's interest, provided that


                                     (60)
each Lender shall retain in its own name and not subject to participation an interest in the Facility that is not less than the greater of (i) fifty-one percent (51%) of such Lender's Pro Rata Share as of the date hereof or (ii) $10,000,000. Assignees shall succeed to and assume all of the rights and obligations hereunder; Lenders entering into participation arrangements shall include in such arrangements that no such participant shall have any right to consent to or approve matters hereunder except that such participation arrangements may grant to the participant the right to approve (i) any decrease in the rates of interest payable by Borrower with respect to the Loans, (ii) any change of the final maturity of the Loans that is not otherwise provided herein, and (iii) any change in the Commitment Amount.

                           10.10.2. Concurrently with any assignment by a
Lender pursuant to Section 10.10.1 hereof, the assigning Lender shall deliver to Agent and Borrower a copy of the assignment instrument and shall pay to Agent an assignment fee of $3,500. Borrower, upon request of Agent, shall promptly execute and deliver to Agent replacement Notes, reflecting the then-current Pro Rata Shares of each Lender, including the assignee Lender, which replacement Notes shall be delivered to each Lender upon surrender to Agent of Borrower's prior Note in favor of such Lender. Promptly after receipt of each of such prior Notes, Agent shall mark the same "Replaced" and return it to Borrower.

                  10.11.   Conflicts Between Instruments.

                           In the event of any conflict between the provisions
of this Agreement and the provisions of any Note or any other Loan Document (including, without limitation any provisions with respect to the delivery of notice of default and the granting of any opportunity to cure) the provisions of this Agreement shall prevail, notwithstanding any provision in any other document to the effect that such other document shall be deemed controlling, except that the provisions of the Notes shall control over the provisions of this Agreement. Any Event of Default by Borrower hereunder shall, after the granting of such notice and expiration of any grace period as may be herein contained, constitute an event of default under the Notes and the Mortgages, without regard for any requirement for notice or opportunity to cure contained in the Notes or the Mortgages.

                  10.12.   Excess Payments.

                           If Borrower shall pay any interest under the terms
of the Notes at a rate higher than the maximum rate allowed by applicable law, then such excess payment shall be credited against outstanding Advances as directed by Borrower unless Borrower notifies Lenders in writing to return the excess payment to Borrower. Notwithstanding anything to the contrary contained in this Agreement, crediting the excess payments hereunder as a payment of principal shall not trigger the application of any prepayment penalties that might otherwise apply to a prepayment of principal hereunder.

                  10.13.   Partial Invalidity.

                                     (61)

                           If any provision of this Agreement shall for any
reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

                  10.14.   Compliance with Rules.

                           Lenders shall not be required by operation or
effect of any provision of this Agreement to violate any statute or regulation under state or federal law, including all Rules.

                  10.15.   Headings.

                           The heading of any Article or Section contained in
this Agreement is for convenience of reference only and shall not be deemed to amplify, limit, modify or give full notice of the provisions thereof.

                  10.16.   Counterparts.

                           This Agreement may be signed in counterparts each
of which shall be deemed to be an original and all of which together shall constitute one and the same agreement.

                  10.17.   Retention of Documents.

                           Unless otherwise provided herein, any documents,
schedules, or other papers delivered to Agent on behalf of Lenders or to any Lender may be destroyed or otherwise disposed of by Agent or such Lender six months after they are delivered to or received by Agent or such Lender, unless Borrower requests the return of such documents, schedules, invoices or other papers and makes arrangements, at Borrower's expense, for their return.

                  10.18.   Time of the Essence.

                           Time is the essence of this Agreement and of each
of the Loan Documents.

                  10.19.   Future Development Loans.

                           The parties contemplate that Borrower shall, from
time to time prior to the Termination Date, deliver to Agent requests to provide construction financing for projects to be undertaken by Borrower, by a Venture, or by an entity in which Borrower, directly or indirectly, has a substantial interest. Agent shall review such requests in its absolute discretion, and in no event shall Agent be required to approve any such request. If Agent does approve a request for such construction financing and the owner and developer of the project is either Borrower, a wholly-owned subsidiary of Borrower or a Venture in which Borrower, directly of indirectly,


                                     (62)
is the managing partner or has the ability control the placing of such construction financing, Agent shall present such request to each of the Lenders, all of which shall have the right, but not the obligation, to be part of the lending group for such loan. If the proposed developer of the project that is the subject of the financing request is not Borrower or an entity described in the preceding sentence, the request may be presented by Agent to fewer than all of Lenders, as Borrower may determine. If any Lender to which Agent presents a financing request pursuant to this Section determines not to participate in the lending group, Agent may, with the consent of Borrower not to be unreasonably withheld, include in such lending group financial institutions that are not a Lender. Nothing in this Section shall obligate any Lender to provide credit to Borrower or any other Person, other than the Facility.

                  10.20.   Name of General Partner.

                           The name and designation Pennsylvania Real Estate
Investment Trust is the designation of the Trustees from time to time under the Trust Agreement as amended

                                     (63)
and restated as of September 29, 1997 and all persons dealing with the Pennsylvania Real Estate Investment Trust must look solely to the Trust property for the enforcement of any claims against the Pennsylvania Real Estate Investment Trust, as neither the Trustees, officers, agents or shareholders of the Pennsylvania Real Estate Investment Trust assume any personal liability for obligations entered into by the Pennsylvania Real Estate Investment Trust by reason of their status as said Trustee, officer, agent or shareholder.

                  10.21.   Counterpart Execution.

                           This Agreement may be executed in multiple
counterparts, and when each of the named parties hereto has executed such counterpart copies hereof, such shall constitute a single agreement among such parties.

         IN WITNESS WHEREOF, Borrower, Agent and Lenders have executed this Agreement under seal, intending to be legally bound hereby, as of the day and year first above written.



                                   BORROWER:

                                   PREIT ASSOCIATES, L.P., a Delaware limited partnership, by its sole general partner

                                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST


                                   By: /s/ Jeffrey A. Linn
                                       ----------------------------------------
                                               Jeffrey A. Linn, Senior,
                                   Title:    Vice President - Acquisitions


                                   AGENT:

                                   CORESTATES BANK, N.A.


                                   By: /s/ Glenn W. Gallagher
                                       ----------------------------------------
                                            Glenn W. Gallagher, Vice President


                                     (64)

                    [SIGNATURES CONTINUE ON FOLLOWING PAGE]





                                     (65)

                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]



                                    LENDERS:

                                    CORESTATES BANK, N.A.


                                    By: /s/ Glenn W. Gallagher
                                       ----------------------------------------
                                             Glenn W. Gallagher, Vice President


                                    FIRSTRUST SAVINGS BANK


                                    By: /s/ William J. Lloyd
                                       ----------------------------------------
                                                William J. Lloyd, Jr., Manager-
                                                 Commercial Real Estate


                                    FLEET BANK, N.A.


                                    By: /s/ Alan B. Turner
                                       ----------------------------------------
                                          Alan B. Turner, Vice President


                                    PNC BANK, NATIONAL ASSOCIATION


                                    By: /s/ Robert C. Ballard
                                       ----------------------------------------
                                             Robert C. Ballard, Vice President


                                    SUMMIT BANK


                                    By:  /s/ Amy L. Brown
                                       ----------------------------------------
                                       Amy L. Brown, Regional Vice-President





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